FIRST RESTATED
REVOLVING CREDIT AGREEMENT
by and among
K. HOVNANIAN MORTGAGE, INC.,
K. HOVNANIAN AMERICAN MORTGAGE, L.L.C.,
THE LENDERS PARTY HERETO,
and
GUARANTY BANK,
As Agent
dated as of March 7, 2003
FIRST RESTATED REVOLVING CREDIT AGREEMENT
TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS.....................1
ARTICLE II THE CREDITS...................26
2.1 Commitment, Sublimits and Types of Advances .26
2.2 Primary Advances.............................28
2.3 Buy Down Loans...............................28
2.4 Swingline Loans................................28
2.5 Fees....................................................30
2.6 Method of Selecting Types and Interest Periods for New Advances .30
2.7 Conversion and Continuation of Outstanding
Advances..........................................31
2.8 Reductions to Aggregate Commitment ...........31
2.9 Principal Payments............................32
2.10 Changes in Interest Rate, etc.............33
2.11 Rates Applicable After Default.........33
2.12 Method of Payment............................34
2.13 Noteless Agreement; Evidence of
Indebtedness.......................................................34
2.14 Telephonic Notices............................35
2.15 Interest Payment Dates; Interest and Fee Basis .............35
2.16 Notification by the Agent..................35
2.17 Lending Installations.........................35
2.18 Non-Receipt of Funds by the Agent..35
ARTICLE III CHANGE IN CIRCUMSTANCES .........................36
3.1 Yield
Protection......................................................36
3.2 Changes in Capital Adequacy
Regulations.......................................37
3.3 Availability of Types of Advances....37
3.4 Funding Indemnification...................37
3.5 Taxes.................................................38
3.6 Lender Statements; Survival of
Indemnity....................................................39
ARTICLE IV CONDITIONS PRECEDENT; WITHHOLDING TAX
EXEMPTION....................................40
4.1 Effectiveness......................................40
4.2 Each Advance....................................41
ARTICLE V REPRESENTATIONS AND WARRANTIES
..........................................42
5.1 Existence and Standing..........................................42
5.2 Authorization and Validity................42
5.3 No Conflict; Government Consent....42
5.4 Financial Statements..........................43
TABLE OF CONTENTS
Page
FIRST RESTATED REVOLVING CREDIT AGREEMENT
5.5 Material Adverse Change..................43
5.6 Taxes.............................................43
5.7 Litigation and Contingent Obligations .............43
5.8 Subsidiaries........................................43
5.9 ERISA..........................................................44
5.10 Accuracy of Information........................................44
5.11 Regulation U................................................44
5.12 Material Agreements.........................44
5.13 Compliance With Laws.....................44
5.14 Ownership of Properties....................44
5.15 Plan Assets; Prohibited Transactions.44
5.16 Investment Company Act..................45
5.17 Public Utility Holding Company Act 45
5.18 GNMA, FHA, VA, FNMA, and FHLMC
Eligibility...............................................45
5.19 Approved Investor Commitments...................................45
5.20 Solvency............................................45
ARTICLE VI COVENANTS....................45
6.1 Financial Reporting...........................45
6.2 Use of Proceeds.................................48
6.3 Notice of Default...............................48
6.4 Conduct of Business..........................48
6.5 Taxes...............................................48
6.6 Insurance............................................49
6.7 Compliance with Laws......................49
6.8 Maintenance of Properties.................49
6.9 Inspection......................................49
6.10 Dividends...........................................49
6.11 Indebtedness......................................50
6.12 Merge.................................................50
6.13 Sale of Assets.................................................50
6.14 Investments and Acquisitions ...........................50
6.15 Liens..................................................51
6.16 Affiliates............................................51
6.17 Financial
Covenants..............................................51
6.18 Compliance with Security Agreement ........................52
6.19 Servicing
Release....................................................52
6.20 Federal Agency Approvals................52
6.21 Approved Investor
Commitments.............................................53
6.22 Negative Pledges...............................53
6.23 MERS................................................53
ARTICLE VII DEFAULTS........................53
ARTICLE VIII COLLATERAL, ACCELERATION AND OTHER REMEDIES ...........56
8.1 Security and Collateral Agency Agreement .................56
8.2 AP Mortgages....................................56
8.3 Release of Collateral........................................56
8.4 Settlement and Funding Accounts.....57
8.5 Termination...............................................57
8.6 Acceleration..............................................57
8.7 Other Remedies.................................57
8.8 Application of
Proceeds..................................................59
8.9 Preservation of
Rights.....................................................59
ARTICLE IX AMENDMENTS; WAIVERS; GENERAL PROVISIONS ........60
9.1 Amendments and
Waivers..................................................60
9.2 Survival of Representations...............61
9.3 Governmental Regulation..........................................61
9.4 Headings............................................61
9.5 Entire Agreement...............................61
9.6 Several Obligations; Benefits of this Agreement ...........61
9.7 Expenses;
Indemnification.............................................61
9.8 Nonliability of Lenders......................62
9.9 Severability of Provisions..................62
9.10 Numbers of Documents.....................63
9.11 Accounting.............................................63
9.12 Confidentiality..............................................63
9.13 Nonreliance........................................63
9.14 Disclosure..........................................63
9.15 Joint and Several
Liability................................................63
9.16 No Release of Joint and Several Liability.
................................................................63
ARTICLE X THE AGENT AND THE COLLATERAL
AGENT.................................66
10.1 Appointment; Nature of
Relationship.......................................66
10.2 Powers...........................................66
10.3 General Immunity.......................................67
10.4 No Responsibility for Loans, Recitals, etc. ......67
10.5 Action on Instructions of Lenders ................67
10.6 Employment of Agents and
Counsel..............................................67
10.7 Reliance on Documents;
Counsel..............................................67
10.8 Agent's Reimbursement and
Indemnification......................................68
10.9 Notice of Default...............................68
10.10 Rights as a Lender.............................68
10.11 Lender Credit
Decision.............................................69
10.12 Successor Agent................................69
10.13 Delegation to Affiliates.......................69
10.14 Collateral Releases............................69
ARTICLE XI SETOFF; RATABLE PAYMENTS .............70
11.1 Setoff......................................70
11.2 70
11.3 Ratable Payments.............................70
11.4 Custodial Accounts
...................................................70
ARTICLE XII ASSIGNMENTS; PARTICIPATIONS; COMMITMENT
INCREASES.....................................70
12.1 Successors and Assigns.....................70
12.2 Participations.....................................71
12.3 Assignments........................................72
12.4 Commitment Increases......................73
12.5 Dissemination of Information..............73
12.6 Tax Treatment.............................73
ARTICLE XIII NOTICES...........................74
13.1 Notices...................................74
13.2 Change of Address.........................74
ARTICLE XIV COUNTERPARTS.............74
ARTICLE XV CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER
OF JURY TRIAL..............................74
15.1 CHOICE OF LAW............................74
15.2 CONSENT TO JURISDICTION......74
15.3 WAIVER OF JURY TRIAL.............75
15.4 No Tri-Party Accounts.............75
15.5 Limitation on Interest........................75
15.6 NO ORAL AGREEMENTS..............76
15.7 Original Credit Agreement................76

FIRST RESTATED
REVOLVING CREDIT AGREEMENT
This FIRST RESTATED REVOLVING CREDIT AGREEMENT dated as of March 7, 2003 is among K. HOVNANIAN MORTGAGE, INC., a New Jersey corporation, and K. HOVNANIAN AMERICAN MORTGAGE, L.L.C., a New Jersey limited liability company (collectively, the "Borrowers"), the banks identified on the signature pages hereof (together with any successors and assigns thereof, hereinafter referred to individually as a "Lender" and collectively as the "Lenders") and GUARANTY BANK, a federal savings bank, as Agent for the Lenders. In consideration of the Advances to be made hereunder by the Lenders and for other good and valuable consideration, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
As used in this Agreement:
"Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which a Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.
"Additional Required Mortgage Documents" means the instruments and documents described in Schedule "B" to the Security Agreement. "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans (other than Swingline Loans) made on the same Borrowing Date (or date of conversion or continuation) by some or all of the Lenders to a Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.
"Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

 "Agent" means Guaranty Bank, with its main office in Dallas, Texas, in its capacity as contractual representative of the Lenders pursuant to
Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.
"Aggregate Commitment" means, as of any date, the aggregate of the Lenders' then-current Commitments under this Agreement, as reduced or increased from time to time, but in no event shall the Aggregate Commitment exceed $142,000,000 without the approval of the
Borrowers, the Agent and all of the Lenders.
"Agreement" means this First Restated Revolving Credit Agreement, as it may be amended or modified and in effect from time to time.
"Agreement to Pledge" means a written pledge substantially in the form of Exhibit "E" to this Agreement executed by the Borrowers and delivered by facsimile to the Collateral Agent, specifically identifying all Mortgage Loans with respect to which the Required Mortgage Documents are not being delivered on or before the Pledge Date of such Mortgage Loan.
"Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum. "Alternate Base Rate Advance" means an Advance which bears interest at the Alternate Base Rate.'
"Alternate Base Rate Loan" means a Primary Loan (or any portion thereof) which bears interest at the Alternate Base Rate.
"AP Mortgage" means, on any date, any Mortgage Loan which has been identified in an Agreement to Pledge and for which the Collateral Agent has not received the Required Mortgage Documents for such Mortgage Loan by such date.
"Applicable Fee Rate" means, at any time, the percentage rate per annum at which "Facility Fees are accruing on the Aggregate Commitment (without regard to usage) at such time as set forth in the Pricing Schedule.
"Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.
"Approved Investor" means, as of any time, any of the institutions listed on Schedule "3" attached hereto and any other institution approved in writing by the Agent (with prompt notice to the Lenders), such approval not to be unreasonably withheld, which Approved Investor shall be approved for the purchase of Non-Conforming Mortgage Loans if, and only if, it has a "1" following its name and which Approved Investor shall be approved for the purchase of Securities if, and only if, it has a "2" following its name; provided that any such institutions listed on Schedule "3" or previously approved by the Agent may be eliminated as an Approved Investor
(or as an Approved Investor of a specific type) by written notice to the Borrowers from the Agent, which elimination notice shall be given only for reasonable cause or at the election of the
Required Lenders, and in either case any commitments issued by any such formerly-Approved Investor after such elimination shall not constitute Approved Investor Commitments, but commitments of such formerly-Approved Investor existing at the time of such elimination shall continue to be Approved Investor Commitments.
"Approved Investor Commitment " means a commitment, issued by an Approved Investor of the required type, to purchase Mortgage Loans, to exchange Securities for Mortgage Loans or to purchase Securities.
"Approved MBS Custodian" is defined in Paragraph 7(b) of the Security
Agreement.
"ARM Mortgage Loan" means a Mortgage Loan which bears interest at a rate that may be adjusted at one or more times during the term of such Mortgage Loan.
"Assignment" means a duly executed assignment for the benefit of the Lenders of a Mortgage, of the indebtedness secured thereby, and of all documents and rights related to the Mortgage Loan secured by such Mortgage in accordance with the requirements of the Security
Agreement.
"Authorized Officer" means any of the Vice President, Senior Vice President, Executive Vice President, President, or Chief Executive Officer of a Borrower, acting singly.
"Available Deposits" means those free collected balances maintained in accounts in the name of the Borrowers (or held by the Borrowers in trust for third parties) with a Lender (after deducting float and balances required by such Lender under its normal practices to compensate such Lender for the maintenance of such accounts and taking into consideration reserve requirements applicable to such accounts) and which balances are not included in determining "Available Deposits" under any other arrangements between such Lender and the Borrowers. "Basic Eligibility Requirements" means a Pledged Item with respect to which each of the following statements is accurate and complete:
(i) A Borrower is the legal and equitable owner and holder of such Pledged Item and has full power and authority to pledge such Pledged Item. Such Pledged Item and each commitment of a Person to purchase Mortgage Loans and Securities from such Borrower (including Approved Investor Commitments) has been duly and validly issued to such Borrower, and each Pledged Item constitutes Eligible Collateral, has been duly and validly pledged to the Collateral Agent for the benefit of the Secured Parties and is subject to no Lien other than the lien of the Security Agreement in favor of the Agent for the benefit of the Lenders.
(ii) Each requirement of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to such Pledged Item has been complied with.
(iii) With respect to each Pledged Item which is a Pledged Mortgage:
(1) it has been duly executed and delivered by the parties thereto at a closing, (2) it is valid and enforceable in accordance with its terms, without defense or offset, subject to bankruptcy and similar laws and other general restrictions on creditors' rights and equitable principles (whether raised in an equity proceeding or an action at law), (3) the property covered by said Mortgage Loan is free and clear of all Liens except in favor of a Borrower subject only to (a) the Lien of current real property taxes and assessments not yet due and payable;
(b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record, as of the date of recording, as are acceptable to mortgage lending institutions generally and specifically referred to in a lender's title insurance policy delivered to the originator of said Mortgage Loan and (i) referred to or otherwise considered in the appraisal made for the originator of said Mortgage Loan or (ii) which do not materially adversely affect the appraised value of such property as set forth in such appraisal; (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by said Mortgage Loan or the use, enjoyment, value or marketability of the related property; and (d) a first Lien to the extent permitted under the Borrowing Base Sublimits,
(4) it has been correctly described in the Collateral Transmittal submitted to the Collateral Agent in respect of such Pledged Mortgage,
(5) it has been fully funded to the mortgagor or to an escrow or closing agent by wire transfer, transmittal through the "Automated Clearing House" or any similar private clearing house for interbank transfers of fund s, cashier's check or a check written against the Borrowers' controlled disbursement account with the Agent, which has been identified as a check in the related Collateral Transmittal and for which the Agent has notified the Collateral Agent that such check has been presented for payment and that good funds are available to fund the controlled disbursement account to cover such check,
(6) the Collateral Agent has in its possession (other than with respect to Pledged Mortgages which are then the subject of an Agreement to Pledge) all Required Mortgage Documents other than those documents and instruments which are in the possession of a Borrower pursuant to a Trust Receipt or in the possession of a Person to whom delivery was made pursuant to an Investor Transmittal Letter,
 (7) it has been or will be promptly duly recorded where necessary and complies with all applicable state or local recording, registration and filing laws and regulations, (8) there are no defenses, counterclaims or offsets of any nature whatsoever with respect to such Pledged Mortgage or the indebtedness evidenced and secured thereby or with respect to any Required Mortgage Document and, other than the related Required Mortgage Documents and Additional Required
Mortgage Documents, there are no instruments or documents evidencing, securing or guaranteeing payment of the indebtedness constituting such Pledged Mortgage,
(9) (a) with respect to Mortgage Loans other than MERS Mortgages, each Assignment (i) has been duly authorized by all necessary corporate action by a Borrower, duly executed and delivered by the such Borrower and is the legal, valid and binding obligation of such Borrower enforceable in accordance with its terms, subject to bankruptcy and similar laws and other general restrictions on creditors' rights and equitable principles, and (ii) complies with all applicable laws including all applicable recording, filing and registration laws and regulations and is adequate and legally sufficient for the purpose intended to be accomplished thereby, including, without limitation, the assignment of the rights, powers and benefits of such Borrower as mortgagee, and (b) with respect to MERS Mortgages, the interest of the Collateral Agent and the Lenders in such Mortgages has been registered on the MERS System (10) upon the recordation of each Assignment and assuming the possession of the Required Mortgage Documents by the Collateral Agent and filing of Uniform Commercial Code financing statements in proper form in the applicable filing offices, the Collateral Agent, for the benefit of the Lenders, will have a valid and perfected first priority security interest in such Pledged Item and all proceeds, products and profits derived therefrom, including, without limitation, all moneys, goods, insurance proceeds and other tangible or intangible property received upon liquidation thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, (11) the Borrowers have complied with all laws, rules and regulations in respect of such Pledged Mortgage if it is insured by FHA or guaranteed by VA and the related insurance or guarantee is in full force and effect. Such Mortgage Loan complies in all respects with all applicable requirements for purchase under the GNMA standard form of selling contract for FHA insured and VA guaranteed loans and any supplement thereto then in effect, (12) a Borrower has received an appraisal on the property underlying such Pledged Mortgage, which appraisal shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions, (13) all fire and casualty policies covering the premises encumbered by each Pledged Mortgage (a) name a Borrower as the insured under a standard mortgagee clause not less favorable in coverage to the mortgagee than is customarily used in the state where suc h premises is located, (b) are in full force and effect, and (c) afford insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards as required by FHA or
VA, (14) it is not a revolving credit facility, and (15) with respect to MERS Loans, (i) the Borrowers are in full compliance with all terms and conditions of membership in MERS, including the MERSCORP, Inc. "Rules of Membership" most recently promulgated by MERSCORP, Inc., the "MERS Procedures Manual" most recently promulgated by MERS, and any and all other guidelines or requirements set forth by MERS or MERSCORP, as each of the foregoing may be modified from time to time, including, but in no way limited to compliance with guidelines and procedures set forth with respect to technological capabilities, drafting and recordation of Mortgages, registration of Mortgages on the MERS System, including registration of the interest of the Collateral Agent and the Lenders in such Mortgages and membership requirements and (ii) the Borrowers employ officers who have the authority, pursuant to a corporate resolution from MERS, to execute assignments of mortgage in the name of MERS in the event deregistration from the MERS System is necessary or desirable.
(iv) There shall be no breach of the covenants contained in Paragraph 12 of the Security Agreement and there shall be no breach of any of the following covenants (the sole remedy for which shall be the removal of such Pledged Item as Eligible Collateral):
(1) The Borrowers shall not (a) amend or modify, or waive any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Item or any rights related to any of the foregoing, if such amendment, modification or waiver materially and adversely affects the Collateral Value of such Pledged Item, or impairs the marketability of such Pledged Item or (b) release any security or obligor, or, through any other activity or inactivity, cause any Pledged Mortgage which shall have been eligible for purchase to become ineligible for purchase in accordance with the Approved Investor Commitment related to such Pledged Mortgage.
 (2) The Borrowers shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to the Security Agreement), any of the Collateral or any interest therein, except as provided in Section 8.3 with respect to releases of Pledged Items.
(3) A Borrower is the servicer for and shall service all Pledged Mortgages in accordance with the requirements of the Approved Investor Commitments. A Borrower shall service all Mortgage Loans which are the subject of Pledged Securities in accordance with the standard requirements of the Federal Agency issuing or guaranteeing such Securities and all applicable FHA and VA requirements.
(4) A Borrower shall hold all escrow funds collected in respect of Pledged Items in trust, without commingling the same with any other fund, and apply the same for the purposes for which such funds were collected provided that such obligation with respect to Pledged Mortgages shall not arise until 30 days after the origination or acquisition of the applicable Mortgage Loan.
(5) The Borrowers shall observe and perform all of its obligations in connection with each Approved Investor Commitment related to any Pledged Mortgage or Pledged Security. Within forty-eight (48) hours after a request therefor by the Agent, a copy of each Approved Investor Commitment certified by the Borrowers, or if requested by the Agent at any time after a Default has occurred, the originals of such Approved Investor Commitments shall be delivered to the Agent.
(6) The Borrowers shall promptly notify the Agent and the Collateral Agent if and when a Borrower receives any partial or full prepayment (which term excludes the principal portion of scheduled monthly payments made on a Mortgage Loan) arising from or relating to any Pledged Mortgage and hold the same in trust, as security for the Lenders, until such Mortgage Loan is removed from the Borrowing Base in accordance with this Agreement or, if a Default has occurred and is continuing under this Agreement, then immediately remit to the Agent such prepayments (and all interest and earnings thereon or with respect thereto).
(7) The Borrowers shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such other acts, instruments and transfers (including, without limitation, Assignments) as the Agent or the Collateral Agent may reasonably request from time to time in order to create and maintain a perfected first priority security interest in the Collateral in favor of the Lenders and to create, maintain and preserve the security and benefits intended to be afforded by this Agreement, subject to no prior or equal security interest, lien, charge or encumbrance, or agreement purporting to grant to any Person a security interest in the Collateral.
 (8) The Borrowers shall promptly notify the Agent and the Collateral Agent of the occurrence of any event which would cause any Eligible Collateral to become Ineligible Collateral.
"Borrowers" means each of Hovnanian Mortgage and Hovnanian American and their respective successors and assigns.
"Borrowing Base" means, as of any date, subject to the Borrowing Base Sublimits, the sum of the amounts determined by applying the following percentages to the Collateral Values of the following categories of Eligible Collateral, without duplication as any asset is converted from one category to another, as described below (and the Borrowers, by including any Pledged Item in any computation of the Borrowing Base, shall be deemed to represent and warrant to the Agent, the Collateral Agent and the Lenders that such Pledged Item constitutes Eligible Collateral):
(i) ninety-eight percent (98%) of the Collateral Value of Eligible Conforming Mortgage Loans and Eligible Securities;
(ii) ninety-six percent (96%) of the Collateral Value of Eligible Non-Conforming Mortgage Loans; (iii) ninety-eight percent (98%) of the Collateral Value of Eligible Jumbo Mortgage Loans;
(iv) ninety-five percent (95%) of the Collateral Value of Eligible Oversize Jumbo Mortgage Loans; and
(v) ninety percent (90%) of the Collateral Value of Eligible Aged Conforming Mortgage Loans.
In connection with the Borrowing Base, the Agent is hereby authorized by the Lenders to grant temporary waivers of strict compliance by the Borrowers with the eligibility requirements regarding qualification of any Collateral as Eligible Collateral or with the Lending Sublimits and Borrowing Base Sublimits when the Agent deems it appropriate, in its sole discretion, (i) as to all matters (other than (x) any requirement that a Mortgage Loan be covered by an Approved Investor Commitment, (y) those described in the definition "Basic Eligibility Requirement " (except that temporary waivers may be granted for any of clauses
(iii)(6), (9) or (10) or (iv) of such definition) or (z) those described in the definition of "Residential Mortgage Loan"), if the aggregate amount of deviation from strict compliance, based on the Collateral Value so included in the Borrowing Base and the amount of excess permitted over the Lending Sublimits or Borrowing Base Sublimits does not exceed $5,000,000 at any time (provided, however, that the duration of any such temporary waiver shall not exceed twenty (20) days with respect to any AP Mortgage unless the note related to such mortgage has been delivered to the Collateral Agent), or
(ii) as to any matter, up to any amount for up to three (3) Business Days, if the satisfaction of such eligibility requirements or sublimits cannot be independently determined because of events beyond the reasonable control of the Borrowers (i.e. natural disasters, transmission failures etc.), provided that, if such determination cannot be made for more than one (1) Business Day, the Borrowers certifies in writing that all such eligibility requirements and sublimits are in fact satisfied.
"Borrowing Base Certificate" means a system generated report, initially in the form attached hereto as Exhibit "G," prepared by the Collateral Agent to reflect the Collateral Value Determination at the times required by (and as such term is defined in) the Security Agreement, the form of which report may be modified from time to time by the Collateral Agent.
"Borrowing Base Sublimits" is defined in Section 2.1.3.
"Borrowing Date" means a date on which an Advance is made hereunder. "Borrowing Notice" is defined in Section 2.6.
"Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Dallas, Texas and New York, New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Dallas, Texas for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.
"Buy-Down Agreement" means a written agreement between the Borrowers and a Lender setting forth the terms and conditions under which such Lender has agreed to a reduced interest rate on account of Fed Funds Loans outstanding hereunder based upon Available Deposits maintained by the Borrowers with such Lender.
"Buy-Down Lender" is defined in Section 2.3.
"Buy-Down Rate" means 1.375%.
"Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.
"Capitalized Lease Obligations " of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such
Person prepared in accordance with GAAP.
"Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-I or better by S&P or P-1 or better-by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $ 100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.
"Change in Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of the Parent; or (ii) Parent shall cease to own, free and clear of all Liens or other encumbrances, at least 100% of the outstanding shares of voting stock of the
Borrowers on a fully diluted basis.
"Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.
"Collateral" means all right, title and interest of the Borrowers, of every kind and nature, in and to all of the following property, assets and rights of the Borrowers wherever located, whether now existing or hereafter arising, and whether now or hereafter owned, acquired by or accruing or owing to the Borrowers, and all proceeds and products thereof:
(i) all Pledged Mortgages and Pledged Securities, whether Eligible Collateral or Ineligible Collateral, including all Required Mortgage Documents related thereto;
(ii) any commitments or other agreements issued by any private mortgage insurer or by the FHA or VA to insure or guarantee any Pledged Mortgage;
(iii) all Approved Investor Commitments to purchase Pledged Securities or Pledged Mortgages (or any Securities to be issued based on such Pledged Mortgages) from the Borrowers;
(iv) any options to sell or purchase Securities, future contracts, or any other interest rate protection products which directly or indirectly protect the Borrowers against reductions in value of such Pledged Mortgages or Pledged Securities due to changes in mortgage interest rates;
(v) the Settlement Accounts, the Funding Accounts and all uncollected deposits into the Settlement Accounts and the Funding Accounts, together with any Custodian Settlement Accounts then in existence with Approved MBS Custodians, as described in Paragraph 7(c) of the Security Agreement, and all uncollected deposits in such accounts;
(vi) all property related to the foregoing, including without limitation, the right to service Pledged Mortgages while owned by the Borrowers, all accounts and general intangibles of whatsoever kind so related and all documents or instruments delivered to the Collateral Agent in respect of any Pledged Item, including, without limitation, the right to receive all insurance proceeds and condemnation awards which may be payable in respect of the premises encumbered by any Pledged Mortgage; and(vii) all proceeds and products of any of the foregoing.
 "Collateral Agent" means Guaranty Bank in its capacity as contractual representative of the Lenders pursuant to the Security Agreement, and any successor Collateral Agent appointed pursuant to paragraph 17 of the Security Agreement.
"Collateral Transmittal" means a transmittal from the Borrowers to the Collateral Agent in electronic form (or in written form delivered by fax) or in the event that the Borrowers are unable -- due to a system failure or other event beyond the Borrowers' control -- to transmit such information electronically) and, if required by the Collateral Agent, written form containing the following information for the following submissions or special treatment of different types of
Collateral: (i) the information described on Exhibit "D" for each AP Mortgage covered by any Agreement to Pledge, (ii) the information described on Exhibit "D" (other than the entry thereon for "AP Status Code") for each Pledged Mortgage not covered by an Agreement to Pledge, (iii) change of any Pledged Mortgage from wet to dry (open) status, open to shipped status, shipped to paid and any cancellation of wet status, (iv) whether the Mortgage Loan is to be funded by wire or check or (v) such information as may be required from time to time by the Collateral Agent for any Pledged Security. "Collateral Value " means, with respect to each asset included in Eligible Collateral on any given day, a value determined as follows:
(i) Each Security shall be valued based upon the Collateral Value of the underlying Pledged Mortgages as otherwise determined hereunder; and
(ii) Each Pledged Mortgage shall be valued at the lowest of (A) the unpaid principal balance of such Mortgage Loan on its Pledge Date (or the unpaid principal balance on its conversion date in the case of Conversion Mortgage Loans), or (B) the net acquisition cost (including any discounts and excluding any servicing released premium)
of such Mortgage Loan, if acquired by a Borrower, or (C) the weighted average purchase price (expressed as a percentage of par) committed to under those Approved Investor Commitments which could cover such Mortgage Loan applied to the unpaid principal balance of such Mortgage Loan on its Pledge Date (or the unpaid principal balance on its conversion date in the case of Conversion Mortgage Loans) or (D) market value, as determined by the Agent (in cooperation with the Collateral Agent), based upon whole loan prices currently available, as and when the Agent, in its sole discretion (with no requirement to do so unless directed to do so by the Required Lenders), chooses to calculate market value. The values described in (A), (B) and (C) of the preceding sentence shall be as determined by the Borrowers as of the Pledge Date of the applicable Pledged Mortgage and reported to the Collateral Agent.
"Combined" refers to the combination of the Borrowers and their consolidated Subsidiaries. References herein to "Combined" financial statements, financial position, financial condition, liabilities, etc., refer to the financial statements, financial position, financial condition and liabilities of the Borrowers and their consolidated Subsidiaries prepared on a combined basis with the consolidation of each Borrower and its Subsidiaries being determined in accordance with GAAP.
 "Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Primary Loans in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment Amount. "Commitment Amount" shall mean, as of any date and with respect to each Lender, the amount set forth opposite the name of such Lender on Schedule "2" as its "Commitment Amount" on such date, as such Schedule 2 may be revised in accordance with Section 2.8 or
Section 12.4.
"Commitment Percentage " means, for each Lender as of any date, the percentage of the Aggregate Commitment represented by such Lender's Commitment, as it may be amended from time to time, which initially shall be as set forth on Schedule "2".
"Conforming Mortgage Loan" means a first or second priority Residential Mortgage Loan which (i) either is insured by the FHA or guaranteed by the VA or which fully conforms to all underwriting and other requirements for sale to FNMA, FHLMC or GNMA, and (ii) if said
Mortgage Loan is a first priority Residential Mortgage Loan and has a loan-to-value ratio which is greater than eighty percent (80%), said Mortgage Loan is covered by a policy of private mortgage insurance acceptable to FNMA and the Agent; provided that no such insurance shall be required for second lien Residential Mortgage Loans, and (iii) if said Mortgage Loan is a second priority Residential Mortgage Loan, (A) said Mortgage Loan was made contemporaneously with a first priority Residential Mortgage Loan to the same mortgagee and for the same real estate and improvements, and (B) said Mortgage Loan, together with said first Lien Mortgage Loan has a combined loan-to-value ratio which is not greater than one hundred percent (100%).
"Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.
"Controlled Group " means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrowers or any of their Subsidiaries, are treated as a single employer under Section 414 of the Code.
"Conversion/Continuation Notice" is defined in Section 2.7.
"Conversion Mortgage Loan" means a Mortgage Loan which is originated as an ARM Mortgage Loan, sold to an Approved Investor and subsequently repurchased by the Borrowers after an election by the obligor thereunder to convert to a fixed rate loan.
 "Coverage Requirement" means, as of any date, the aggregate unpaid principal amount then outstanding under this Agreement.
"Cumulative Cash Flow" is defined in Section 6.17.4.
"Custodian Settlement Accounts" is defined in the Security Agreement. "Default" means an event described in Article VII.
"Effective Date" is defined in Section 4.1.
"Electronic Tracking Agreement" shall mean the Electronic Tracking Agreement dated as of June 7, 2002 among the Agent, MERS, MERSCORP, the Collateral Agent and Hovnanian Mortgage, and the Electronic Tracking Agreement of even date herewith among the Agent, MERS, MERSCORP, the Collateral Agent and Hovnanian American.
"Eligible Aged Conforming Mortgage Loan" shall mean an Eligible Mortgage Loan that (i) has been included in the Borrowing Base for more than 90 days after its Pledge Date and not more than 180 days after its Pledge Date, and (ii) would be an Eligible Conforming Mortgage
Loan if such loan had been included in the Borrowing Base for not more than 90 days after its Pledge Date.
"Eligible Collateral" means, as of any date, all Eligible Conforming Mortgage Loans, Eligible Jumbo Mortgage Loans, Eligible Oversize Jumbo Mortgage Loans, Eligible Non-Conforming Mortgage Loans, Eligible Aged Conforming Mortgage Loans and Eligible Securities.
"Eligible Conforming Mortgage Loan" means an Eligible Mortgage Loan which: (i) is a Conforming Mortgage Loan; and (ii) is subject to an Approved Investor Commitment.
"Eligible Jumbo Mortgage Loan" means an Eligible Mortgage Loan which:
(i) is a Jumbo Mortgage Loan; and (ii) is subject to an Approved Investor Commitment.
"Eligible Mortgage Loan" means any Pledged Mortgage :
(i) which meets the Basic Eligibility Requirements;
(ii) which has no monthly installment of principal and/or interest which is more than 29 days past due;
(iii) which has been included in the Borrowing Base for not more than ninety (90) days after its Pledge Date unless it is an Eligible Aged Mortgage Loan;
(iv) which has a note date (or, in the case of Conversion Mortgage Loan, a conversion date) which is one hundred twenty (120) days or less prior to its Pledge Date;
(v) for which, if it is an AP Mortgage:
 (1) the Borrowers expect such AP Mortgage to close on the Pledge
Date and become a valid lien securing actual indebtedness by funding to the order of the mortgagor thereunder, has not learned of any information to the contrary and has not received any returned proceeds of such AP Mortgage from the escrow or closing agent for such Pledged Mortgage; (2) if an AP Mortgage is not closed and funded as required pursuant to clause (v) (1) above, the Borrowers shall so notify the Collateral Agent as soon as the Borrowers become aware of that fact but in any event no later than 12:00 noon the next Business Day, unless the AP Mortgage has closed and funded by that time, and the Collateral Agent shall delete said AP Mortgage from the Borrowing
Base; (3) if an AP Mortgage was previously included in the Borrowing Base and was subsequently deleted as required pursuant to clause (v)
(2) above, such AP Mortgage has not been submitted for inclusion in the Borrowing Base for a total of more than three times;
(4) the Collateral Agent has received the Required Mortgage
Documents within seven (7) Business Days after the date of the related Agreement to Pledge; (5) the Collateral Value attributable to all AP Mortgages included in any category of the Borrowing Base does not exceed forty percent (40%) of the Aggregate Commitment during the first and last three Business Days in any calendar month, and
(6) the Collateral Value attributable to all AP Mortgages included in any category of the Borrowing Base does not exceed thirty percent (30%) of the Aggregate Commitment for any day other than the first and last three Business Days of any calendar month;
(vi) which, if subject to an Investor Transmittal Letter or Trust Receipt and if said Pledged Mortgage was:
(1) withdrawn by the Bo rrowers for purposes of correcting clerical or other non-substantive documentation problems: (i) the promissory note and other documents relating to said Pledged Mortgage were returned to the Collateral Agent within fifteen calendar days from the date of withdrawal, (ii) said Pledged Mortgage was released to a Borrower pursuant to a Trust Receipt and (iii) the Collateral Value of said Pledged Mortgage when added to the Collateral Value of all other Pledged Mortgages which have been similarly released to the Borrowers does not exceed $1,000,000; or
(2) shipped by the Collateral Agent directly to an Approved Investor for purchase pursuant to an Investor Transmittal Letter which is a "Whole Loan Sale Transmittal Letter" substantially in the form of Exhibit "4" to the Security Agreement, the full purchase price therefor has been received by the Collateral Agent (or said Pledged Mortgage has been returned to the Collateral Agent) within forty- five (45) calendar days (or sixty (60) calendar days for deliveries to such Approved Investors as the Agent may have specifically approved for extended Investor Transmittal Letters) from the date of shipment by the Collateral Agent; or
(3) shipped by the Collateral Agent directly to a custodian for purposes of formation of a pool supporting a Security, the Security is issued and sold and the purchase price therefor has been received by the Collateral Agent (or said Pledged Mortgage has been returned to the Collateral Agent) within forty- five (45) days (or sixty (60) days for deliveries to such Approved Investors as the Agent may have specifically approved for extended Investor Transmittal
Letters) from the date of shipment by the Collateral Agent; and
(vii) which has not previously been included in the Borrowing Base, then shipped to an investor and returned, for whatever reason, to the Collateral Agent.
"Eligible Non-Conforming Mortgage Loan" means an Eligible Mortgage Loan which: (i) is a Non-Conforming Mortgage Loan; (ii) is subject to an Approved Investor Commitment issued by an Approved Investor; and (iii) has an unpaid principal balance on the applicable
Pledge Date less than or equal to $350,000.
"Eligible Oversize Jumbo Mortgage Loan" means an Eligible Mortgage Loan which: (i) is an Oversize Jumbo Mortgage Loan; and (ii) is subject to an Approved Investor Commitment specifically identified as covering such Mortgage Loan.
"Eligible Security" means any Pledged Security: (i) which is covered by an Approved Investor Commitment; and (ii) for which the Collateral Agent shall ha ve received such evidence as may be required under the Security Agreement to confirm the existence of the security interest in favor of the Collateral Agent for the benefit of the Lenders in such Pledged Security.
"Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.
"Eurodollar Advance" means an Advance which bears interest at a
Eurodollar Rate.
"Eurodollar Base Rate" means with respect to a Eurodollar Advance for the relevant Interest Period, the rate appearing on Bloomberg Professional (or, if not available, any other nationally recognized trading screen reporting on- line trading in eurodollars) as the eurodollar rate for deposits in dollars at 10:00 a.m. (Dallas time) two Business Days prior to the first day of such Interest Period, having a maturity equal to such Interest Period. In the event that such rate ceases to be published, Eurodollar Base Rate shall mean a comparable rate of interest reasonably selected by Agent.
"Eurodollar Loan" means a Loan which bears interest at a Eurodollar
Rate.
"Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest
Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.
"Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.
"Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced. "Federal Agency" means FHLMC, FNMA, GNMA, FHA or VA.
"Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the `Fed funds (effective rate)' as reported on such day for the immediately preceding Business Day by the Federal Reserve Board in its H.15 statistical release or any successor publication (or, if such day is not a Business Day, on the immediately preceding Business Day) or, if such rate isnot so published on any day which is a Business Day, `Federal Funds Effective Rate' shall mean a comparable rate of interest reasonably selected by Agent.
"Federal Funds Funding Rate" means, with respect to any Fed Funds Loan for any day, the Federal Funds Effective Rate for such day.
"Federal Funds Rate" means, for any day, an interest rate per annum equal to the Federal Funds Funding Rate for such day plus the Applicable Margin.
"Fed Funds Advance" means an Advance which bears interest at the Federal Funds Rate.
"Fed Funds Loan" means any Loan made as a part of a Fed Funds Advance. "Fees" is defined in Section 2.5.
 "FHA" means the Federal Housing Administration or other agency, corporation or instrumentality of the United States to which the powers and duties of the Federal Housing Administration have been transferred. "FHA-Approved Mortgagee" means an institution that is approved by the FHA to act as a servicer and mortgagee of record with respect to a Mortgage Loan insured by the FHA.
"FHLMC" means the Federal Home Loan Mortgage Corporation or other agency, corporation or instrumentality of the United States to which the powers and duties of the Federal Home Loan Mortgage Corporation have been transferred.
"FHLMC-Approved Lender" means an institution that is approved by the FHLMC to act as a lender in connection with the origination of any Mortgage Loan purchased by the FHLMC.
"FHLMC Security" means a security representing an undivided fractional interest in a pool of Mortgage Loans, which security is issued and guaranteed as to full and timely payment of interest and full collection of principal by FHLMC.
"FNMA" means the Federal National Mortgage Association or other agency, corporation or instrumentality of the United States to which the powers and duties of the Federal National Mortgage Association have been transferred.
"FNMA-Approved Lender" means an institution that is approved by the FNMA to act as a lender in connection with the origination of any Mortgage Loan purchased by the FNMA.
"FNMA Security" means a security representing an undivided fractional interest in a pool of Mortgage Loans, which security is issued and guaranteed as to full and timely payment of principal and interest by FNMA.
"Funding Accounts" is defined in Section 8.4.
"GAAP" means generally accepted accounting principles as in effect from time to time, consistently applied.
"GAAP Carrying Value" means, with respect to any asset of the Borrowers, the value at which such asset is carried on the books of the Borrowers in accordance with GAAP after excluding capitalized items. Any changes in the methodology used for adjusting such book value shall be subject to the prior approval of the Agent.
"GNMA" means the Government National Mortgage Association or other agency, corporation or instrumentality of the United States as to which the powers and duties of the Governmental National Mortgage Association have been transfer-red.
"GNMA Security" means a security representing an undivided fractional interest in a pool of Mortgage Loans, which security is issued by a Borrower and guaranteed as to full and timely payment of principal and interest by GNMA without regard as to whether such Borrower collects any payments on such Mortgage Loans.
 "Hovnanian American" means K. Hovnanian American Mortgage, L.L.C., a New Jersey limited liability company.
"Hovnanian Mortgage" means K. Hovnanian Mortgage, Inc., a New Jersey corporation.
"Ineligible Collateral" means any Pledged Item that does not at the time constitute Eligible Collateral.
"Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such
Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease Obligations, (vi) Contingent Obligations, (vii) Letters of Credit, (viii) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (ix) NetMark-to-Market Exposure under Rate Management Transactions and (x) any other obligation for borrowed money which in accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person.
"Interest Period" means, with respect to a Eurodollar Advance, a period of one, two or three-months commencing on a Business Day, all as selected by the Borrowers pursuant to this Agreement. An Interest Period of one, two or three months shall end on the day which corresponds numerically to such date one, two or three months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second or third succeeding month, such Interest Period shall end on the last Business Day of such next, second or third succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if with respect to a one, two or three month Interest Period said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding
Business Day.
"Interim Funder Category" shall mean the category of the same name on the MERS System that reflects the security interest of inter alia, mortgage warehouse lenders, in the Mortgage Loans that have been pledged by borrowers of such mortgage warehouse lender.
"Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.
 "Investor Transmittal Letter" means either a "Whole Loan Sale Transmittal Letter" or a "Warehouse-Related MBS Transmittal Letter" substantially in the form of Exhibits "4" and "5" to the Security Agreement.
"Jumbo Mortgage Loan" means a Conforming Mortgage Loan except for size, but which has an original principal balance of less than or equal to $650,000.
"Keep-Well" means that certain First Restated Keep-Well Agreement of even date herewith executed by the Parent in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.
"Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.
"Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.
"Lending Sublimits" is defined in Section 2.1.1.
"Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.
"Leverage Ratio" is defined in Section 6.17.2.
"Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).
"Loan" means a Primary Loan or a Swingline Loan and "Loans" means all Primary Loans and all Swingline Loans (or any conversion or continuation thereof).
"Loan Documents" means this Agreement, any Notes issued pursuant to
Section 2.15, the Security Agreement, the Buy-Down Agreements, the Keep-Well, the Subordination Agreement and the other documents and agreements contemplated hereby and executed by the Borrowers or another Person in favor of the Agent or any Lender.
"Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of a Borrower and its Subsidiaries taken as a whole or of the Parent, (ii) the ability of the Parent or a Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the
Lenders thereunder.
 "Material Indebtedness" is defined in Section 7.5.
"MERS" shall mean the Mortgage Electronic Registration System, Inc. "MERSCORP" shall mean MERSCORP, Inc.
"MERS Loan" shall mean any Mortgage Loan made by a Borrower which is secured by a MERS Mortgage.
"MERS Member" shall mean any entity which is a member of MERS, in good standing and in compliance with all rules, regulations, procedures and requirements set forth by MERS, including, but not limited to the payment of membership dues.
"MERS Mortgage" shall mean any Mortgage registered to a Borrower on the MERS System.
"MERS System" shall mean the Mortgage Electronic Registration System established by MERS.
"Moody's" means Moody's Investors Service, Inc. or any successor to its business.
"Mortgage" means a mortgage, deed of trust, security deed or similar instrument purporting to create a first or second lien or similar interest in real estate and improvements thereon.
"Mortgage Loan" means a loan of money evidenced by a Mortgage Note and secured by a Mortgage.
"Mortgage Note" means a note evidencing the indebtedness secured by a
Mortgage.
"Multi-employer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrowers or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.
"Net Income" means, as of any date of determination thereof, the Combined net income of the Borrowers and the ir consolidated Subsidiaries as determined in accordance with GAAP.
"Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transactions as of the date of determination (assuming the Rate Management Transactions were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such
Rate Management Transactions as of the date of determination (assuming such Rate Management Transactions were to be terminated as of that date).
"Net Worth" means as of any date of determination thereof, the Combined net worth of the Borrowers and their consolidated Subsidiaries as determined in accordance with GAAP.
 "Non-Conforming Mortgage Loan" means a first priority Residential Mortgage Loan that (i) does not fully conform to the underwriting criteria for sale to FNMA or FHLMC with respect to credit quality, (ii) meets the general underwriting guidelines established in Exhibit "H" hereto, and (iii) does not have a loan-to-value ratio which is greater than one hundred percent (100%).
"Non-U.S. Lender" is defined in Section 3.5(iv).
"Note" means any promissory note issued at the request of a Lender pursuant to Section 2.13 substantially the form of Exhibit "A" attached hereto, including any amendment, modification, renewal or replacement of any such promissory note.
"Notice of Assignment" is defined in Section 12.3.2.
"Obligations " means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrowers to the Lenders or to any Lender, the Agent, the Collateral Agent or
any indemnified party arising under the Loan Documents.
"Operating Cash Flow" means, for any period, (i) the sum of the following items for the Borrowers their consolidated Subsidiaries for such period prepared on a Combined basis (with terms in quotes having the meanings given such terms in the Borrowers' consolidated financial statements): "net income", "net losses on interest rate contracts" and other similar hedging instruments, "provision for loan losses", "depreciation and amortization of good will", the increase in deferred (but not current) taxes, and other non-cash losses or deductions included in the computation of net income; minus (ii) the sum of the following items for the Borrowers and their consolidated Subsidiaries for such period prepared on a Combined basis (with terms in quotes having the meanings given such terms in the Borrowers' consolidated financial statements): the decrease in deferred (but not current) taxes and other non-cash gains included in the computation of "net income".)
"Original Credit Agreement" means the Revolving Credit Agreement dated as of June 7, 2002 among the parties hereto.
"Other Taxes" is defined in Section 3.5(ii).
"Overnight Transaction Loan Effective Rate" means, as of any day, a fluctuating rate of interest per annum determined by the Agent as its overnight transaction loan rate for such day.
"Overnight Transaction Loan Rate" means, with respect to a Swingline Loan, a rate equal to the sum of (i) the Overnight Transaction Loan Effective Rate plus (ii) the Applicable Margin.
"Oversize Jumbo Loans" means a Conforming Mortgage Loan except for size, but which has an original principal balance in excess of $650,000, but less than or equal $1,250,000.
"Parent " means Hovnanian Enterprises, Inc., and its successors and assigns.
"Participants" is defined in Section 12.2.1.
 "Payment Date" means the last day of each calendar month.
"PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.
"Person" means any natural person, corporation, firm, joint venture, partnership, association, limited liability company, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof
"Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrowers or any member of the Controlled Group may have any liability.
"Pledge Date" means the date on which a Mortgage Loan or Security is first delivered in pledge to the Collateral Agent or is otherwise made subject to a security interest in favor of the Agent or Collateral Agent for the benefit of the Lenders, provided that (i) the date of delivery of a Mortgage Loan covered by an Agreement to Pledge shall be deemed to be the date of delivery of such Agreement to Pledge even after subsequent delivery of the related Required Mortgage Documents,
(ii) the "Pledge Date" for all Collateral previously held by the Collateral Agent under the Prior Facilities shall be deemed to be the date on which such Collateral was first delivered to the Collateral Agent under the Prior Facilities even though such date is prior to the date of this Agreement and (iii) any AP Mortgage which has been deleted and resubmitted as permitted pursuant to clause (v)(3) of the definition of Eligible Mortgage Loan, shall have a Pledge Date which is the date of the original Agreement to Pledge first submitted.
"Pledged Item" means any Pledged Mortgage or Pledged Security.
"Pledged Mortgage " all Mortgage Loans that are from time to time delivered (or, in the case of AP Mortgages, are committed to be delivered) to the Collateral Agent pursuant to this Agreement and the Security Agreement.
"Pledged Security" all Securities that are from time to time delivered to the Collateral Agent pursuant to this Agreement and the Security Agreement.
"Pricing Schedule" means the Schedule attached hereto identified as
Schedule "1".
"Primary Advance" means a Eurodollar Advance, a Fed Funds Advance or an Alternate Base Rate Advance.
"Primary Loan" means a Loan (other than a Swingline Loan) consisting of a portion of a Primary Advance.
"Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Guaranty Bank or by its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes. "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.
 "Purchasers" is defined in Section 12.3.1.
"Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between a Borrower and any Person which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.
"Rate Management Obligations " of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions. "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.
"Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.
"Reportable Event " means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or
Section 412(d) of the Code.
"Reports" is defined in Section 9.7.
"Required Lenders" means Lenders in the aggregate having at least 66 2/3% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66 2/3% of the aggregate unpaid principal amount of the outstanding Advances.
 "Required Mortgage Do cuments" means the instruments and documents described in Schedule "A" to the Security Agreement, as applicable to a particular Mortgage Loan, which are required to be delivered to the Collateral Agent.
"Reserve Requirement " means, with respect to the Eurodollar Rate applicable to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on eurocurrency liabilities.
"Residential Mortgage Loan" means a Mortgage Loan secured by a Mortgage on a Single Family Residence.
"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor to its business. "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.
"Section" means a numbered section of this Agreement, unless another document is specifically referenced.
"Secured Obligations " means, collectively, (i) the Obligations and
(ii) all Rate Management Obligatio ns owing to one or more Lenders. "Secured Parties" is defined in Paragraph 1 of the Security Agreement. "Security or Securities" means any FHLMC Security, FNMA Security or GNMA Security.
"Security Agreement " means the First Restated Security and Collateral Agency Agreement as of even date herewith, substantially in the form of Exhibit "I" attached hereto, by and among the Borrowers, the Agent, and the Collateral Agent, pursuant to which a security interest is created in favor of the Collateral Agent for the Lenders under this Agreement in certain Collateral to be pledged pursuant to this Agreement, as the same may, from time to time, be further supplemented, modified or amended.
"Settlement Accounts" is defined in Section 8.4.
"Single Employer Plan" means a Plan maintained by a Borrower or any member of the Controlled Group for employees of such Borrower or any member of the Controlled Group.
"Single Family Residence" means a one to four family dwelling unit, which may be a condominium unit but which shall not be a mobile home, manufactured housing or a dwelling unit in a cooperative apartment building.
"Subordination Agreement" means that certain First Restated Subordination Agreement of even date herewith made by Parent in favor of the Agent for the benefit of the Lenders.
 "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of whic h shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean each Subsidiary of each Borrower. "Substantial Portion" means, with respect to the Property of the Borrowers and their Subsidiaries, Property which (i) represents more than 10% of the Combined assets of the Borrowers and their Subsidiaries as would be shown in the Combined financial statements of the
Borrowers as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the Combined net sales or of the Combined net income of the Borrowers and their Subsidiaries as reflected in the financial statements referred to in clause (i) above.
"Swingline Amount" means $3,000,000.
"Swingline Commitment " means the obligation of the Swingline Lender under Section 2.4 to make Swingline Loans.
"Swingline Lender" means Guaranty Bank in its capacity as Swingline Lender under this Agreement.
"Swingline Loan" has the meaning ascribed to such term in Section
2.4.1.
"Swingline Obligations" has the meaning ascribed to such term in
Section 2.4.2.
"Swingline Rate" means for any day, the Overnight Transaction Loan
Rate.
"Tangible Net Worth" means, as of any date of determination thereof, the Net Worth less the Combined book value of any assets of the Borrowers and their consolidated Subsidiaries which would be treated as intangibles under GAAP including, without limitation, good-will, research and development costs, trade-marks, trade names, copyrights, patents and unamortized debt discount and expenses.
"Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding
Excluded Taxes.
"Termination Date" means July 31, 2003 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.
"Total Liabilities" means as of any date of determination thereof, the Combined liabilities (as such term is used under GAAP) of the Borrowers and the ir consolidated Subsidiaries.
 "Transferee" is defined in Section 12.5.
"Trust Receipt" means a trust receipt substantially in the form of Exhibit "T' to the Security Agreement.
"Type" means, with respect to any Advance, its nature as an Alternate Base Rate Advance, Eurodollar Advance or Fed Funds Advance.
"Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.
"Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.
"VA" means the Veterans Administration or other agency, corporation or instrumentality of the United States as to which the powers and duties of the Veterans Administration have been transferred.
"VA-Approved Lender" means an institution that is approved by the VA to act as a lender in connection with the origination of any Mortgage Loan guaranteed by the VA.
"Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
ARTICLE II
THE CREDITS
2.1 Commitment, Sublimits and Types of Advances
2.1.1 Commitment and Lending Sublimits. From and including the date of this Agreement and prior to the Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement (including the lending sublimits (the "Lending Sublimits")
set forth below), to make Primary Loans to the Borrowers from time to time; provided that, on any date, after giving effect to such Primary Loans and all other Loans that the Borrowers have requested be made on such date under this Agreement:
 (1) the sum of (i) the aggregate principal balance then outstanding of all Loans then held by such Lender plus (ii) such Lender's Commitment Percentage of the then-outstanding Swingline Loans shall not exceed the amount of such Lender's then-current Commitment Amount; (2) the aggregate principal balance of all outstanding Swingline Loans held by the Swingline Lender on the date shall not exceed the Swingline Amount; and
(3) the Coverage Requirement, on such date, shall not exceed the lesser of the Aggregate Commitment or the then-current Borrowing Base. Subject to the terms of this Agreement, the Borrowers may borrow, repay and reborrow Primary Loans at any time prior to the Termination Date. The Commitments of the Lenders and the Swingline Commitment of the Swingline Lender to lend hereunder shall expire on the
Termination Date.
2.1.2 Borrowing Base Sublimits by Category. The maximum amount that can be credited toward the Borrowing Base from certain categories of Eligible Collateral shall be limited so that the Borrowing Base value determined under:
(1) clause (iii) of the definition thereof (Eligible Non-Conforming Mortgage Loans) shall not exceed five percent (5%) of the Aggregate Commitment; (2) clause (iv) of the definition thereof (Eligible Jumbo Mortgage Loans) shall not exceed thirty percent (30%) of the Aggregate Commitment; and (3) clause (v) of the definition thereof (Eligible Oversize Jumbo Mortgage Loans) shall not exceed five percent (5%) of the Aggregate Commitment.
2.1.3 Borrowing Base Sublimits by Asset Type. The maximum amount that can be credited toward the Borrowing Base from certain types of Collateral, regardless of category, shall be limited (collectively with the limits set forth in Section 2.1.2, the "Borrowing Base Sublimits") so that the Borrowing Base value attributable to:
(1) Eligible Conforming Aged Mortgage Loans shall not exceed one and one half percent (1.5%) of the Aggregate Commitment; and
(2) Pledged Mortgages having a second lien priority shall not exceed five percent (5%) of the Aggregate Commitment.
2.1.4 Types of Advances. Each Advance hereunder shall consist of one or more Primary Advances requested by the Borrowers in accordance with Sections 2.6. Primary Advances shall be available as provided in
Section 2.1 and Swingline Loans shall be available as provided in
Section 2.4.
2.2 Primary Advances. Subject to the terms and conditions herein (including the Lending Sublimits) the Borrowers may request Primary Advances from the Lenders on a pro rata basis in accordance with each such Lender's Commitment Percentage. Primary Advances shall accrue interest at the Eurodollar Rate, the Federal Funds Rate or the Alternate Base Rate, as selected by the Borrowers in accordance with Sections 2.6 and 2.7.
2.3 Buy Down Loans. Notwithstanding anything contained in this Agreement, the Borrowers and any individual Lender (a "Buy-Down Lender") may notify the Agent in writing (which notice shall be given at least five (5) Business Days prior to the end of any calendar month) that the Borrowers and such Buy-Down Lender have entered into a Buy-Down Agreement with respect to all Fed Funds Loans from time to time outstanding and held by such Buy-Down Lender, and, that, pursuant to said Buy-Down Agreement, the interest rate applicable to such Fed Funds Loans during any interest calculation period shall be the Buy-Down Rate and shall be based on the assumption that the Borrowers shall maintain sufficient Available Deposits with such Buy-Down Lender. The Agent shall (until otherwise notified by the Borrowers and Buy-Down Lender to the contrary) accrue interest on such Fed Funds Loans at the Buy-Down Rate and the Borrowers shall pay such interest in accordance with Section 2.18. The Agent shall have no obligation to verify the amount of any Available Deposits supporting the pricing of such
Fed Funds Loans held by any Buy-Down Lender, including without limitation, any deficiency fees or other amounts payable to such Lender by the Borrowers under the applicable Buy-Down Agreement. The Borrowers shall pay all deficiency fees or other amounts payable under its Buy-Down Agreement with each Buy-Down Lender directly to such Buy-Down Lender within ten (10) calendar days of receipt of a billing statement from such Buy-Down Lender. Any Buy-Down Lender may elect not to make demand for the payment of deficiency fees accruing in respect of any shortage of Available Deposits from time to time and it is expressly agreed and understood that: (1) any such deficiency fee shall not, by reason of such failure of such Buy- Down Lender or otherwise, be deemed to have been waived by such Buy-Down Lender (except as such waiver is expressly acknowledged in writing by such Buy-Down Lender from time to time), and (2) all deficiency fees accrued and unpaid hereunder and not so expressly waived, whether or not previously declared due and owing by any such Buy-Down Lender, shall automatically be due and payable in full upon the Termination Date.
2.4 Swingline Loans.
2.4.1 Swingline Loans. Subject to the terms and conditions hereof, the Swingline Lender, in its sole discretion, may make loans (each a "Swingline Loan" and collectively, the "Swingline Loans ") to the Borrowers from time to time during the period from and including the date of this Agreement and prior to the Termination Date, provided, however, that at no time shall the Swingline Lender make a Swingline Loan if, immediately after giving effect thereto, (i) the aggregate outstanding principal amount of all Swingline Loans would exceed the Swingline Amount, or (ii) the aggregate outstanding principal amount of all Swingline Loans and the aggregate outstanding principal amount of all Primary Loans would exceed either (A) the Aggregate Commitment, or (B) the Borrowing Base. All Swingline Loans shall bear interest at the Swingline Rate.
2.4.2 Swingline Take-Out. By no later than 11:00 a.m. (Dallas time), on
(i) the last Business Day of each calendar week or (ii) any Business Day immediately succeeding any day upon which the Swingline Lender shall so demand, the Agent shall notify each Lender of the aggregate outstanding principal balance of the Swingline Loans as of the commencement of business of the Agent on such Bus iness Day (the "Swing Line Obligations ") and, subject only to its receipt of such notice and regardless of whether any Default shall have occurred and be continuing, whether the Commitments shall have been reduced or terminated or any other matter whatsoever, each Lender shall
(i) make a loan to the Borrowers in an amount equal to its Commitment Percentage of such Swing Line Obligations, and (ii) make the amount of such loan available to the Agent for the account of the Borrowers at the Office not later tha n 1:00 p.m. (Dallas time), on such Business Day, in funds immediately available to the Agent at such office.
The funds so made available to the Agent on such Business Day in respect of such loans will then be disbursed by the Agent directly to the Swingline Lender as payment in respect of the Swing Line Obligations. Notwithstanding anything to the contrary contained in this Agreement, to the extent that the Swingline Lender, in its capacity as a Lender hereunder, shall be required to fund its Commitment Percentage of any Swingline Loan take-out under this Section 2.4.2, the Swingline Lender and the Agent shall net out the funding thereof against the payments to be received by the Swingline Lender in respect of such take-out.
2.4.3 Swingline Loans to Pay Amounts Due to the Swingline Lender. If any amounts are advanced by the Swingline Lender to cover checks or wire transfers from Borrowers' accounts maintained with the Swingline Lender when there are insufficient funds in such accounts to cover the applicable check or wire transfer and sufficient funds are not deposited in the applicable account before the close of business on the day on which the applicable check or wire transfer request is honored, then the Borrowers shall be deemed to have requested, and the Swingline Lender may (but shall not be obligated to) elect to make, a Swingline Loan to pay such overdraft amount; provided, however, that the Swingline Lender shall not make any such Swingline Loan if, after giving effect thereto, (x) the Coverage Requirement would exceed the Borrowing Base or (y) the aggregate principal balance of all outstanding Loans under this Agreement would exceed the Aggregate Commitment.
2.4.4 Indemnification of Swingline Lender. The Lenders agree to reimburse and indemnify the Swingline Lender ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys ' fees and disbursements) arising out of or in connection with the Swingline, (including the foregoing in respect of losses, liabilities or other obligations suffered by the Swingline Lender resulting from its own negligence and excluding the foregoing in respect of losses, liabilities and other obligations resulting from its own gross negligence or willful misconduct).
If a Lender does not make available to the Swingline Lender when due such Lender's Commitment Percentage of any such loss, liability, judgment, cost or expense, such Lender shall be required to pay on demand interest thereon for the account of the Swingline Lender at a rate of interest per annum equal to the Federal Funds Funding Rate from the date such Lender's payment is due until the date such payment is received by the Swingline Lender.
2.5 Fees. The Borrowers shall pay the following fees (the "Fees"):
2.5.1 Facility Fees. A facility fee based on the Aggregate Commitment from time to time from and after the date hereof, calculated at the Applicable Fee Rate, expressed as a per diem rate on the actual Aggregate Commitment for each day during the preceding full or partial calendar quarter, payable in arrears, on the last day of each calendar quarter and on the Termination Date. This fee shall be paid to the Agent and allocated among the Lenders on a pro rata basis in accordance with their respective Commitments during such quarter.
2.5.2 Agent Fees. Any fees payable to the Agent pursuant to the Borrowers' letter agreement with the Agent with respect to this Agreement.
2.5.3 Collateral Agent Fees. Any fees payable to Collateral Agent for its services rendered pursuant to the Security Agreement as agreed to by the Borrowers and charged by Collateral Agent from time to time.
2.5.4 Fees Payable in connection with Buy-Down Loans. The Borrowers shall pay any fees and other charges when due to any Buy-Down Lender under a Buy-Down Agreement as described in Section 2.3.
2.6 Method of Selecting Types and Interest Periods for New Advances. The Borrowers shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable to each Advance from time to time. The Borrowers shall give the Agent irrevocable notice (a "Borrowing Notice") not later than (i) 10:00 a.m. (Dallas time) on the Borrowing Date of each Alternate Base Rate Advance or Fed Funds Advance, (ii) 3:00 p.m. (Dallas time) on the proposed Borrowing Date for each Swingline Loan, and (iii) 2:00 p.m. (Dallas time) at least three Business Days before the Borrowing Date for each Eurodollar Advance, specifying: (i) the Borrowing Date, which shall be a Business Day, of such Advance, (ii) the aggregate amount of such Advance, which shall not be less than (1) $2,000,000 for any Eurodollar Advance,(2) $600,000 for any Alternate Base Rate Advance or Fed Funds Advance, or
(3) $100,000 for any Swingline Loan, (iii) except in the case of a Swingline Loan, the Type of Advance selected, and (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto, and Not later than noon (Dallas time) on each Borrowing Date, with respect to all Advances other than Swingline Loans, each Lender shall make available its Loan or Loans comprising such Advance, in funds immediately available in Dallas to the Agent at its address specified pursuant to Article XIII; provided that Swingline Loans may be made available up to the close of business. The Agent will make the funds so received from the Lenders available to the Borrowers at the Agent's aforesaid address.
2.7 Conversion and Continuation of Outstanding Advances. An Alternate Base Rate Advance shall continue as an Alternate Base Rate Advance unless and until such Alternate Base Rate Advance is converted into another Type of Advance. A Fed Funds Advance shall continue as a Fed Funds Advance unless and until (a) such Advance is converted into a different Type of Advance in accordance with the terms hereof or
(b) the Borrowers have paid any such Fed Funds Advance prior to 10:00 a.m. (Dallas time) on any Business Day or the Borrowers have given notice by 10:00 a.m. (Dallas time) that it intends to pay and has paid any such Fed Funds Advance prior to 12:00 noon (Dallas time) on any Business Day. A Swingline Loan shall continue as a Swingline Loan unless and until the Borrowers have paid any Swingline Loan prior to 3:00 p.m. (Dallas time) on any Business Day. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into an Alternate Base Rate Advance unless the Borrowers shall have given the Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Eurodollar Advance either continue as a Eurodollar Advance for the same or another Interest Period or be converted into an Advance of another Type. Swingline Loans may be repaid out of new Advances hereunder but may not be converted directly to a Type of Advance. The Borrowers may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrowers shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Alternate Base Rate Advance or Fed Funds Advance or conversion or continuation of a Eurodollar Advance not later than (i) 10:00 a.m. (Dallas time) on the date of the requested conversion, in the case of a conversion into an Alternate Base Rate Advance or Fed Funds Advance or (ii) 10:00 a.m. (Dallas time) at least three Business Days prior to the date of the requested conversion into or continuation of a Eurodollar Advance, specifying: (i) the requested date which shall be a Business Day, of such conversion or continuation, (ii) the aggregate amount (which meets the minimums set forth in Section 2.8(c)) and Type of the Advance which is to be converted or continued, and
(iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.
2.8 Reductions to Aggregate Commitment. The Borrowers may from time to time permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction. On or before the effective date of any such reduction, the Borrowers shall, if necessary, repay sufficient Loans to prevent the remaining outstanding Loans hereunder, after giving effect to such permanent reduction, from exceeding the Lending Sublimits. Upon any reduction of the Aggregate Commitment, upon the election of any Swingline Lender, the reduction in such Lender's Commitment may be allocated either solely to such Lender's Primary Commitment or in part to its Primary
Commitment and in part to its Swingline Commitment on a pro rata basis.
2.9 Principal Payments.
2.9.1 Optional Principal Payments. The Borrowers may from time to time pay, without penalty or premium, all outstanding Alternate Base Rate Advances or Fed Funds Advances, or, in a minimum aggregate amount of $1,000,000, any portion of the outstanding Alternate Base Rate Advances or Fed Funds Advances upon prior written notice to the Agent (and if a Fed Funds Advance, within the timeframe described below).
The Borrowers may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding
Eurodollar Advances upon three Bus iness Days' prior notice to the Agent. Fed Funds Advances and Swingline Loans may be paid on any Business Day provided that the Borrowers have given the Agent written notice of such repayment on the date of such intended payment by (i) 10:00 a.m. (Dallas time) for Fed Funds Advances and (ii) noon
(Dallas time) for Swingline Loans. All optional principal payments shall be applied to the Swingline Loans or the Type of Advance designated by the Borrowers when making such payment, provided that any payments received during the continuance of a Default or Unmatured Default shall be applied first to Swingline Loans and then on a pro rata basis to all Advances then outstanding. Payments so allocated to an Advance shall be distributed to the Lenders holding the Loans comprising such Advance on a pro rata basis in accordance with the respective unpaid principal balances of such Loans, with such payments applied first to accrued interest and thereafter to principal.
2.9.2 Required Payments Related to Borrowing Base. On any date that the Coverage Requirement is in excess of the then-current Borrowing Base, the Borrowers shall, prior to the close of business on such date, either deliver sufficient Eligible Collateral to eliminate such excess or make a mandatory payment to the Agent for the benefit of the Lenders in the amount of such excess. Any such payment shall be allocated as directed by the Borrowers unless a Default or Unmatured Default then exists in which case such payment shall be allocated first to the Swingline Loans and then to on a pro rata basis to all Advances then outstanding. Payments so allocated to an Advance shall be distributed to the Lenders holding the Loans comprising such Advance on a pro rata basis in accordance with the respective unpaid principal balances of such Loans, with such payments applied first to accrued interest and thereafter to principal.
2.9.3 Settlement Accounts Payments. Prior to the occurrence of a Default, to the extent the amounts in the Settlement Accounts are not needed to keep the Borrowing Base equal to or greater than the Coverage Requirement, the Borrowers may withdraw or otherwise direct the application of such amounts. Upon the occurrence of a Default (and during the continuance thereof), the Agent may declare a portion of the principal balance of the Loans, equal to any amounts then on deposit in the Settlement Accounts and any deposits made in the Settlement Accounts during the continuance of such Default, to be due and payable without demand (unless previously declared due and payable). Such amount shall be withdrawn from the Settlement Accounts by the Agent and shall be applied to the Obligations.
2.9.4 Final Payment on Termination Date. Any outstanding Advances and all other unpaid Obligations, unless required to be paid earlier pursuant to the terms hereof, shall be paid in full by the Borrowers on the Termination Date.
2.10 Changes in Interest Rate, etc. Each Alternate Base Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into an
Alternate Base Rate Advance pursuant to Section 2.7, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.7 hereof, at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as an Alternate Base Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. The interest rate on each Swingline Loan or Fed Funds Advance shall be recalculated daily for each day that such Swingline Loan or Fed Funds Advance is continued under Section 2.7. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrowers' selections under Section 2.6 and 2.7 and otherwise in accordance with the terms hereof. Not more than six
(6) different Interest Periods may be in effect at any time and no Interest Period may end after the Termination Date.
2.11 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.1 requiring unanimous consent of the Lenders to reductions in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a
Default the Required Lenders may, at their option, by notice to the Borrowers (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.1 requiring unanimous consent of the Lenders to reductions in interest rates) declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Advance (other than those under clause (i) above) and each Swingline Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2% per annum; provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances and Swingline Loans without any election or action on the part of the Agent or any Lender.
2.12 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the
Agent specified in writing by the Agent to the Borrowers, on the date when due by (i) noon (Dallas time) with respect to all Advances other than Swingline Loans and (ii) 4:00 p.m. (Dallas time) with respect to Swingline Loans and all such payments shall be applied in accordance with Section 2.9.1. Notwithstanding the foregoing, if the Borrowers fail to give the Agent notice of repayment of a Fed Funds Advance before 10:00 a.m. (Dallas time) on the Business Day that the
Borrowers intend to repay such Fed Funds Advance, any payment of such Fed Funds Advance received by the Agent on such Business Day shall be deemed to have been received by the Agent at the opening of business on the following Business Day. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrowers maintained with Guaranty Bank for each payment of principal, interest and fees as it becomes due hereunder.
2.13 Noteless Agreement; Evidence of Indebtedness.
(i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(ii) Subject to Section 2.3, the Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and
(c) the amo unt of any sum received by the Agent hereunder from the Borrowers and each Lender's share thereof.
(iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Obligations in accordance with their terms.
(iv) Any Lender may request that its Loans be evidenced by a Note. In such event, the Borrowers shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.
2.14 Telephonic Notices. The Borrowers hereby authorize the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrowers, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrowers agree to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.
2.15 Interest Payment Dates; Interest and Fee Basis. Subject to Section 2.3, interest shall be payable in accordance with the following provisions. Interest accrued on each Advance other than a Eurodollar Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three- month interval during such Interest Period Interest and Fees shall be calculated for actual days elapsed on the basis of a 360-day year.
Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received at the place of payment prior to the time required for payment as set forth in
Section 2.14. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.
2.16 Notification by the Agent. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly upon determination thereof, the Agent will notify each Lender making a portion of any Eurodollar Advance and the Borrowers of the interest rate applicable to each Eurodollar Advance. When any Fed Funds Advances or Alternate Base Rate Advances are outstanding or have been requested, the Agent will give each Lender making or holding any such Loans and the Borrowers prompt notice of each change in such rates.
2.17 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time.
All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Agent and the Borrowers in accordance with Article XIII, designate replacement or additional Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.
2.18 Non-Receipt of Funds by the Agent. Unless the Borrowers or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the
Agent of (i) in the case of a Lender, the proceeds of a Loan or an Advance or (ii) in the case of the Borrowers, a payment of principal (including but not limited to situations in which the
Borrowers inform the Agent that the Agent will be receiving proceeds of Collateral on a specific date and that the Borrowers intend to use such proceeds to make a payment of principal), interest or Fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrowers, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum. equal to (x) in the case of payment due from a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment due from the Borrowers, the interest rate applicable to the relevant Loan.
ARTICLE III
CHANGE IN CIRCUMSTANCES
3.1 Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:
(i) subjects any Lender or any applicable Lending Installation to any Taxes or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Ad vances), or
(iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of its Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, the Borrowers shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in an amount received.
3.2 Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lend ing Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrowers shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.
3.3 Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances or Fed Funds Advances are not available or
(ii) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Advance, then the Agent shall suspend the availability of the affected Type of Advance and require any Advances of the affected Type to be repaid or converted to Alternate Base Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.
3.4 Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made, continued or converted on the date specified by the Borrowers for any reason other than default by the Lenders, the Borrowers will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.
3.5 Taxes.
(i) All payments by the Borrowers to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrowers shall make such deductions, (c) the Borrowers shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrowers shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.
(ii) In addition, the Borrowers hereby agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes"). ((iii) The Borrowers hereby agree to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.
(iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrowers and the Agent two duly completed copies of United States Internal Revenue Service Form W-BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrowers and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrowers and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrowers or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrowers and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.
(v) For any period during which a Non-U.S. Lender has failed to provide the Borrowers with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrowers shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes. (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrowers (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.
(vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the
Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this
Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement. 3.6 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrowers (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate or the Purchase Price applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrowers of such written statement. The obligations of the Borrowers under Sections 3.1, 3.2,
3.4 and 3.5 shall survive payment of the Obligations and
termination of this Agreement.
ARTICLE IV
CONDITIONS PRECEDENT; WITHHOLDING TAX EXEMPTION
4.1 Effectiveness. This Agreement shall not be effective and no Lender shall be required to make the initial Advance hereunder until a date (the "Effective Date") upon which the Borrowers have furnished or caused to be furnished to the Agent (with sufficient copies for the Lenders) the following: (i) Copies of the organization documents of each Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.
(ii) Copies, certified by the Secretary or Assistant Secretary of each Borrower, of its by- laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which such Borrower is a party.
(iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of each Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Borrower authorized to sign the Loan Documents to which such Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by such Borrower.
(iv) A certificate, signed by the chief financial officer of each Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.
(v) A written opinion of the Borrowers' and the Parent's counsel, addressed to the Lenders in substantially the form of Exhibit "B" hereto.
(vi) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.
(vii) A Security Agreement executed by the Borrowers.
 (viii) Copies of the articles or certificate of incorporation of the Parent, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.
(ix) Copies, certified by the Secretary or Assistant Secretary of the Parent, of its by- laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Parent is a party.
(x) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Parent, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Parent authorized to sign the Loan Documents to which the Parent is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Parent.
(xi) The Keep-Well and the Subordination Agreement executed by the
Parent.
(xii) Payment of all Fees due and payable on or before the Effective
Date.
(xiii) Establishment of the Settlement Accounts and the Funding
Accounts.
(xiv) Copy of each form of Approved Investor Commitment that the Borrowers currently utilizes for any Mortgage Loan that is not a Conforming Mortgage Loan.
(xv) Electronic Tracking Agreements with MERS for each Borrower.
(xvi) Such other documents as any Lender or its counsel may have reasonably requested.
4.2 Each Advance. The Lenders shall not be required to make any Advance (other than an Advance that, after giving effect thereto and to the application of the proceeds thereof, does not increase the aggregate amount of outstanding Advances), unless on the applicable Borrowing
Date:
(i) There exists no Default or Unmatured Default and the principal amount of the loans made to Hovnanian Mortgage under the Original Credit Agreement has been repaid in full.
(ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.
(iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.
Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrowers that each Pledged Item included in the Borrowing Base constitutes Eligible Collateral, and that after giving effect to the amount of the Advance being requested, (a) the conditions contained in Sections 4.2(i) and
(ii) have been satisfied, (b) the Borrowers have provided the Collateral Agent with the true and correct information including the GAAP Carrying Values (correctly calculated in accordance with the provisions of this Agreement) necessary to calculate the Collateral Value for all Eligible Collateral, (c) the then current Borrowing Base is equal to or greater than the Coverage Requirement and
(d) no Lending Sublimit has been exceeded. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit "F hereto as a condition to making an Advance.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
The Borrowers represent and warrant to the Lenders that:
5.1 Existence and Standing. Each of the Parent, the Borrowers and the Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.
5.2 Authorization and Validity. Each of the Borrowers and the Parent has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each of the Borrowers and the Parent of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which each of the Borrowers and the Parent is a party constitute legal, valid and binding obligations of the Borrowers or the Parent, as applicable enforceable against the Borrowers or the Parent, as applicable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.
5.3 No Conflict; Government Consent. Neither the execution and delivery by the Borrowers of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Parent, the Borrowers or any of their respective Subsidiaries or (ii) the Borrowers' or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by- laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrowers or any of their respective Subsidiaries is a party or is subject, or by which it, or their respective Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Parent, Borrowers or their respective Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Parent, Borrowers or any of their respective Subsidiaries, is required to be obtained by the Parent, Borrowers or any of their respective Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrowers of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents (other than filings to perfect the Liens granted pursuant to the Security Agreement).
5.4 Financial Statements. The October 31, 2002 audited consolidated financial statements of Hovnanian Mortgage and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of Hovnanian Mortgage and its Subsidiaries at such date and the consolidated results of their operations for the period then ended (subject to normal year-end adjustments for the October 31, 2002 financial statements).
5.5 Material Adverse Change. Since October 31, 2002, there has been no change in the business, Property, prospects, condition (financial or othe rwise) or results of operations of the Borrowers and their Subsidiaries which could reasonably be expected to have a Material Adverse Effect.
5.6 Taxes. The Parent, Borrowers and the Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Parent, the Borrowers or any of the Subsidiaries, except such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists. The United States income tax returns of the Parent, Hovnanian Mortgage and the Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 2001. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrowers and the Subsidiaries in respect of any taxes or other governmental charges are adequate.
5.7 Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrowers or any of their Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrowers have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.
5.8 Subsidiaries. Schedule "4" hereto contains an accurate list of all Subsidiaries of the Borrowers as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrowers or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.
5.9 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $250,000. Neither the Borrowers nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrowers nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.
5.10 Accuracy of Information. No information, exhibit or report furnished by the Parent, Borrowers or any of the Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.
5.11 Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrowers and their Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.
5.12 Material Agreements. Neither the Borrowers nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrowers nor any
Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.
5.13 Compliance With Laws. The Borrowers and their Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material
Adverse Effect.
5.14 Ownership of Properties. Except as set forth on Schedule "5" hereto, on the date of this Agreement, the Borrowers and their Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the financial statements provided to the Agent as owned by the Borrowers and their Subsidiaries.
5.15 Plan Assets; Prohibited Transactions. No Borrower is an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. Each Borrower is an "operating company" as defined in 29 CRR 2510-101 (c) and "benefit plan investors" (as defined in 29 C.F.R. 2510.3-101(f)) do not own 25% or more of the value of any class of equity interests in the Borrowers.
5.16 Investment Company Act. Neither the Borrowers nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.
5.17 Public Utility Holding Company Act. Neither the Borrowers nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.
5.18 GNMA, FHA, VA, FNMA, and FHLMC Eligibility. Each Borrower is: (i) an FHA-Approved Mortgagee in good standing, a VA-Approved Lender, a FHLMC-Approved Lender and a FNMA-Approved Lender and meets all eligible requirements of law and governmental regulation so as to be eligible to originate, purchase, hold and service Mortgage Loans insured by FHA or supporting any Security; (ii) an approved seller and servicer in good standing of Mortgage Loans to each Federal Agency; and (iii) an approved issuer and servicer in good standing of Securities for FHLMC, FNMA and GNMA and meets all FHLMC, FNMA and GNMA requirements, requirements of law and governmental regulations so as to be able to issue Securities and to originate and service the Mortgage Loans that secure such Securities.
5.19 Approved Investor Commitments. The forms of Approved Investor Commitment with respect to Mortgage Loans, other than Conforming Mortgage Loans, which were delivered to the Agent on the Effective Date are still valid and currently in use and, except to the extent new forms or changes to the existing forms of Approved Investor Commitment have been delivered to the Agent, represent the only forms of Approved Investor Commitment used by the Borrowers for such purposes.
5.20 Solvency. Each Borrower is solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar
Laws).
ARTICLE VI
COVENANTS
During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:
6.1 Financial Reporting. Each Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:
 (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for Borrowers and the Subsidiaries, including balance sheets as of the end of such period, related profit and loss and changes in shareholders' equity statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured
Default shall exist, stating the nature and status thereof. With such financial statements, Borrowers shall furnish to Lenders unaudited Combined financial statements of the types described above in a form acceptable to Agent.
(ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for Borrowers and the Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss statements (showing a breakout of servicing sales gains attributed to servicing originated in prior periods), a statement of changes in shareholders equity and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified (subject to normal year-end adjustments) by its chief financial officer. With such financial statements, Borrowers shall furnish to Lenders Combined financial statements of the types described above in a form acceptable to Agent.
(iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit "F" hereto signed by its chief financial officer showing the Combined calculations necessary to determine compliance with this Agreement as currently in effect (regardless of whether this
Agreement was in effect at the date for which such financial statements were prepared) and that no Default or Unmatured Defaults exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.
(iv) Within thirty (30) days after the end of each month (other than a month which is the last month of a fiscal quarter or year), (1) consolidated unaudited balance sheets and income statements of each Borrower and its Subsidiaries as of the end of such month, (2) a report setting forth the Leverage Ratio (as defined in
Section 6.17.2 hereof) and Cumulative Cash Flow (as defined Section
6.17.4 hereof) as of the end of such month, each certified as to fairness of presentation, GAAP and consistency by the chief financial officer of such Borrower. With such financial statements, Borrowers shall furnish to Lenders Combined financial statements and reports of the types described above in a form acceptable to Agent.
(v) As soon as available but in any event within forty-five (45) days after the end of each calendar quarter, a production information report detailing geographic mix of all retail and correspondent production for the reference quarter and year-to-day, prepared for each Borrower separately and also on a Combined basis in a form acceptable to
Agent.
(vi) As soon as available but in any event within fifteen (15) days after the end of each month, a secondary marketing report for such month reasonably satisfactory to the Agent including, without limitation, the following information (prepared for each
Borrower separately and also on a Combined basis in a form acceptable to Agent): (1) Commitment Position - detailing investor, type, original principal amount, rate, price/yield, and expiration date.
(2) Pipeline Position - amount and rate of price committed loans in pipeline, future contracts, hedged positions, repurchase agreements, and profit & loss.
(vii) As soon as available, but in any event within ninety (90) days after the beginning of each fiscal year of Borrowers, a copy of the plan and forecast (including a projected summary balance sheet and income statement) of each Borrower and its consolidated Subsidiaries and also on a Combined basis acceptable to Agent.
(viii) Within five (5) Business Days of submission thereof by a Borrower, copies of all documents submitted in connection with any audits by any of FNMA, FHLMC or GNMA; within ten (10) Business Days of receipt thereof by a Borrower, copies of all compliance and audit reports received from any of FNMA, FHLMC or GNMA; and promptly upon receipt, a copy of any notice from (i) any Federal Agency to the effect that it is or is contemplating withdrawing its approval of such Borrower as a FHA-Approved Mortgagee, FHLMC-Approved Lender, FNMA-Approved Lender or VA-Approved Lender or as an approved seller and servicer for FNMA, FHLMC or GNMA or (ii) any private mortgage insurer which insures any of the Collateral to the effect that it is contemplating withdrawing its approval of a Borrower as an approved originator of insured Mortgage Loans.
(ix) At any time that a Borrower has a Single Employer Plan, within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.
(x) As soon as possible and in any event within 10 days after a Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of such Borrower, describing said Reportable Event and the action which such Borrower proposes to take with respect thereto.
(xi) As soon as possible and in any event within 10 days after receipt by a Borrower, a copy of (a) any notice or claim to the effect that such Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by such Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by such Borrower or any of its
Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.
(xii) Promptly upon the furnishing thereof to the shareholders of the Borrowers or the Parent, copies of all financial statements, reports and proxy statements so furnished.
(xiii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Parent, the Borrowers or any of their Subsidiaries files with the Securities and Exchange Commission.
(xiv) Such other information (including non- financial information) as the Agent or any Lender may from time to time reasonably request.
6.2 Use of Proceeds. The Borrowers will, and will cause each of the Parent and each Subsidiary to, only use the proceeds of the Advances for the purposes of the funding or purchasing of Mortgage Loans, of paying interest, Fees, expenses and other Obligations and of repaying outstanding Advances; provided. that Borrowers shall not use proceeds of Advances to repay indebtedness owing under the Original Credit Agreement. The Borrowers will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) or to make any Acquisition (other than those permitted by Section 6.14) or to make any Acquisition for which the board of directors of the Person being acquired has not consented to such Acquisition.
6.3 Notice of Default. Each Borrower will, and will cause the Parent and each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.
6.4 Conduct of Business. Each Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted. Each
Borrower will adhere in all material respects to customary practices and standards in the industry insofar as adherence to such practices and standards would require such Borrower to cause obligors whose indebtedness is secured by Pledged Mortgages to comply with their obligations under such Pledged Mortgages with respect to the real estate securing such indebtedness, including without limitation, the payment of all taxes and insurance premiums related thereto and maintenance of such real estate in compliance with all laws.
6.5 Taxes. Each Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.
6.6 Insurance. Each Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and such Borrower will furnish to any Lender upon request full information as to the insurance carried. Each Borrower will at all times, upon request of the Agent, furnish to the Agent copies of its, and each of its Subsidiaries', current Mortgage Bankers Blanket Bond and of its, and each of its Subsidiaries', insurance policy containing errors and omissions coverage or mortgage impairment coverage, and such Bonds and policies, to the extent possible, shall each provide that it is not cancelable without thirty (30) days prior written notice to the Agent.
6.7 Compliance with Laws. Each Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including, without limitation, all Environmental Laws.
6.8 Maintenance of Properties. Each Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.
6.9 Inspection. Each Borrower will, and will cause each Subsidiary to, permit the Agent, the Collateral Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of such Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of such Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of such Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent, the Collateral Agent or any Lender may designate.
6.10 Dividends. No Borrower will, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that (i) any Subsidiary may declare and pay dividends or make distributions to a Borrower or to a Wholly-Owned Subsidiary and (ii) provided that (a) no Default then exists hereunder, (b) the applicable action would not cause a Default to exist and (c) the applicable action is not likely to cause Leverage Ratio as of the end of a mont h to exceed the limits specified in
Section 6.17.2 hereof regardless of the thirty (30) day period for Parent to inject additional capital into the Borrowers to reduce the Leverage Ratio, the Borrowers may declare and pay dividends or make distributions.
6.11 Indebtedness. No Borrower will, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:
(i) The Loans.
(ii) Indebtedness arising under Rate Management Transaction related to the Loans having a Net Mark to Market Exposure not exceeding $2,000,000. (iii) Other Indebtedness not exceeding $250,000.
6.12 Merge. No Borrower will, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into a Borrower or a Wholly-Owned Subsidiary of a Borrower.
6.13 Sale of Assets. No Borrower will, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property, to any other Person, except:
(i) Sales of Mortgage Loans and Securities in the ordinary course of business. (ii) Leases, sales or other dispositions of its Property that, together with all other Property of such Borrower and its Subsidiaries previously leased, sold or disposed of (other than Mortgage Loans and Securities in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrowers and their Subsidiaries.
6.14 Investments and Acquisitions. No Borrower will, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any
Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:
(i) Cash Equivalent Investments.
(ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule "4" hereto.
(iii) Investments in the ordinary course of such Borrower's mortgage banking business to purchase: (a) Mortgage Loans, collateralized mortgage obligations and Securities (and in connection with commitments to purchase the same); (b) servicing rights and mortgage servicing contracts of another Person engaged in mortgage-related businesses; and (c) real estate acquired by foreclosure.
(iv) Investments in the ordinary course of such Borrower's mortgage banking business to enter into Rate Hedging Agreements to the extent permitted pursuant to Section 6.11.
 (v) Subject in each case to approval by Required Lenders, Acquisitions of and Investments in Homebuyer's Mortgage, Inc. and any other company engaged in the mortgage banking business which Borrowers wishes to acquire.
6.15 Liens. No Borrower will, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of such Borrower or any of its Subsidiaries, except: (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books". (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due.
(iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.
(iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of such
Borrower or the Subsidiaries.
(v) Liens existing on the date hereof and described in Schedule "5"
hereto.
(vi) Liens in favor of the Agent and the Collateral Agent, for the benefit of the Lenders, granted pursuant to the Security Agreement.
6.16 Affiliates. No Borrower will, and no Borrower will permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than the occurrence of Indebtedness by such Borrower or any Subsidiary to the Parent) except in the ordinary course of business and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary of such Borrower or such Subsidiary would obtain in a comparable arms- length transaction.
6.17 Financial Covenants.
6.17.1 Current Ratio. The Borrowers will not permit, at any time, the ratio of the Combined current assets to the Combined current liabilities of the Borrowers and their Subsidiaries determined in accordance with GAAP, to fall below 1.0 to 1.0. For purposes of determining this ratio, current assets include cash (including restricted cash), mortgage loans held for sale, accounts receivable, investment securities, and any other assets which are expected to be converted into cash within a twelve month period.
6.17.2 Leverage Ratio. The Borrowers will not permit, as of the end of any calendar month, the ratio of Total Liabilities to Tangible Net Worth to exceed 10.0 to 1.0 (the "Leverage Ratio "). If the Borrowers' Leverage Ratio as of the end of a month exceeds the respective limits then Parent will inject sufficient capital into the Borrowers to reduce the Leverage Ratio to the permitted level within 30 days after the end of such month, in which case no Default or Unmatured Default shall be deemed to have occurred, provided that no dividends or distributions shall be made by the Borrowers during such thirty (30) day period as provided in Section 6.10. Such injection may at Parent 's option be in the form of subordinated debt which shall at all times be subject to the terms of the Subordination Agreement (which shall not have been revoked or cancelled) or capital, and shall be completed no later than thirty days after the end of the month. If the injection of capital is in the form of subordinated debt such debt shall not be counted as a liability of the Borrowers for purposes of determining the Leverage Ratio. The Borrowers shall supply Agent no later than 45 days after the end of each month with a certificate certifying that the Leverage Ratio did not exceed the specified limit for such month or that the required injection of capital was made within thirty days after the end of such month.
6.17.3 Net Worth. At all times, the Borrowers will maintain a Tangible Net Worth of at least Six Million Dollars ($6,000,000).
6.17.4 Minimum Cash Flow. The Borrowers will not permit, as of the end of any calendar month ending after the date hereof, the Combined cumulative Net Income (positive or negative) for the twelve calendar month period ending on, and including, the last day of such calendar month, minus the Combined non-cash revenues and plus non-cash expenses of the Borrowers' and their consolidated Subsidiaries ("Cumulative
Cash Flow"), determined in accordance with GAAP for the twelve calendar month period ending on, and including, the last day of such calendar month to be less than zero.
6.18 Compliance with Security Agreement. The Borrowers will not fail to perform in any material respect any of their obligations under the Security Agreement or enter into similar security agreements for Mortgage Loans not included in Collateral with any Person other than the Collateral Agent. The Borrowers will direct the Collateral Agent to ship Collateral only to Approved Investors or otherwise consistent with the provisions of the Loan Documents.
6.19 Servicing Re lease. All Mortgage Loans sold by the Borrowers will be sold on a servicing released basis, unless otherwise specifically approved in writing by the Agent in its sole discretion.
6.20 Federal Agency Approvals. Each Borrower (i) will maintain its status as a FHA Approved Mortgagee, remain eligible to obtain VA guaranties of Mortgage Loans and remain approved by each Federal Agency as a seller/servicer and (ii) will not permit any Federal Agency to withdraw its approval of such Borrower.
6.21 Approved Investor Commitments. The Borrowers will maintain Approved Investor Commitments which cover all Pledged Mortgages and Pledged Securities and perform all of its obligations in connection with such Approved Investor Commitments.
6.22 Negative Pledges. No Borrowers will enter into any agreement pursuant to which it agrees (i) not to grant a lien to third parties unless such provision allows for the lien of the Agent, the Collateral Agent and the Lenders contemplated under the Loan Documents or (ii) to grant another creditor a pari passu security interest in and to the Collateral when a security interest is granted to the Agent, the Collateral Agent and the Lenders pursuant to the Loan Documents.
6.23 MERS.
(i) Each Borrower will, (a) at all times, maintain its status as a MERS Member, (b) at all times remain in full compliance all terms and conditions of membership in MERS, including the MERSCORP, Inc. "Rules of Membership" most recently promulgated by MERSCORP, Inc., the "MERS Procedures Manual" most recently promulgated by MERS, and any and all other guidelines or requirements set forth by MERS or MERSCORP, as each of the foregoing may be modified from time to time, including, but in no way limited to compliance with guidelines and procedures set forth with respect to technological capabilities, drafting and recordation of Mortgages, registration of Mortgages on the MERS System, including registration of the interest of the Agent and the Lenders in such mortgages and membership requirements, (c) promptly, upon the request of the Agent, execute and deliver to the Agent an assignment of mortgage, in blank, with respect to any MERS Mortgage that the Agent determines shall be removed from the MERS System and (d) at all times maintain the Electronic Tracking Agreement in full force and effect.
(ii) No Borrower shall de-register or attempt to de-register any Mortgage from the MERS System unless such Borrower has complied with the requirements set forth in the Electronic Tracking Agreement and the requirements hereof and the Security Agreement relating to a release of Collateral.
ARTICLE VII
DEFAULTS
The occurrence of any one or more of the following events shall constitute a Default:
7.1 Any representation or warranty made or deemed made by or on behalf of a Borrower or any of its Subsidiaries to the Le nders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this
Agreement or any other Loan Document shall be materially false on the date as of which made (it being understood that if any of the representations and warranties made pursuant to the definition of "Borrowing Base" are not true and correct as of any date with respect to any Pledged Item, such Pledged Item shall be removed from Eligible Collateral as the sole remedy for such failure).
7.2 Nonpayment of principal of any Loan when due (including but not limited to payments required pursuant to Section 2.11.2 and Section 2.11.4), or nonpayment of interest upon any Loan or of any Fee or other obligations under any of the Loan Documents within five days after the same becomes due.
7.3 The breach by a Borrower of any of the terms or provisions of
Article VI Section 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.17, 6.19,
6.20, 6.21 or 6.22; provided, however, that if a Borrower breaches
Section 6.21 as a result of an Approved Investor withdrawing or failing to perform its obligations under a commitment covering a Pledged Mortgage or Pledged Security, then Borrower shall have twenty- four hours to cure such breach.
7.4 The breach by a Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within fifteen days after the earlier to occur of (i) receipt of written notice from the Agent or any Lender of such breach or (ii) the date that such Borrower obtains knowledge of such breach.
7.5 Failure of a Borrower or any of its Subsidiaries to pay when due (beyond any applicable notice and cure period) any Indebtedness aggregating in excess of $250,000 ("Material Indebtedness"); or the default by a Borrower or any of its Subsidiaries in the performance beyond the applicable grace period with respect thereto, if any of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material
Indebtedness of a Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof, or a Borrower or any of its Subsidiaries or Parent shall not pay, or admit in writing its inability to pay, its debts generally as they become due.
7.6 A Borrower, Parent or any of their Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate, partnership or other action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in
Section 7.7.
7.7 Without the application, approval or consent of a Borrower or any of its Subsidiaries, or Parent a receiver, trustee, examiner, liquidator or similar official shall be appointed for a Borrower or any of its Subsidiaries or Parent or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against a Borrower or any of its Subsidiaries or Parent and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.
7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of all or any portion of the Property of a Borrower and its Subsidiaries or Parent which, when taken together with all other Property of a Borrower and its Subsidiaries or Parent so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.
7.9 A Borrower or any of its Subsidiaries shall fail within 60 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $250,000 the aggregate, or (ii) non-monetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgments, in any case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.
7.10 Any Change in Control shall occur.
7.11 The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.
7.12 The Security Agreement shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of the Security Agreement, or the Security Agreement shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Security Agreement, or a Borrower shall fail to comply with any of the terms or provisions of the Security Agreement.
7.13 The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $250,000 or any Reportable Event shall occur in connection with any Plan.
7.14 A Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multi-employer Plan that it has incurred withdrawal liability to such Multi-employer Plan in an amount which, when aggregated with all other amounts required to be paid to Multi-employer Plans by such Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $250,000.
7.15 A Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by such Borrower or any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause
(i) and (ii), could reasonably be expected to have a Material Adverse
Effect.
7.16 The Keep-Well or the Subordination Agreement shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Keep-Well or the Subordina tion Agreement, or the Parent shall fail to comply with any of the terms or provisions of the Keep-Well or the Subordination Agreement, or the Parent shall deny that it has any further liability under any the Keep-Well, or shall give notice to such effect.
7.17 The representations and warranties set forth in "Section 5.15 Plan Assets; Prohibited Transactions " shall at any time not be true and correct.
7.18 A Borrower and/or the Parent shall terminate its existence or suspend or discontinue their business; or
7.19 The Parent shall be in default under any document evidencing or relating to any Indebtedness of Parent greater than $1,000,000, beyond any applicable notice and cure period provided in the documents evidencing such Indebtedness; or
7.20 A change occurs, or is reasonably likely to occur, in the business condition (financial or otherwise), operations, properties or prospects of a Borrower or Parent, or the ability of a Borrower or Parent to repay amounts owed to the Agent and Lenders under the Loan
Documents which could reasonably be expected to have a Material Adverse
Effect.
ARTICLE VIII
COLLATERAL, ACCELERATION AND OTHER REMEDIES
8.1 Security and Collateral Agency Agreement. Pursuant to the Security Agreement, a security interest in and a continuing lien upon the Collateral has been created in favor of the Collateral Agent for the benefit of the Lenders.
8.2 AP Mortgages. Each Borrower agrees that while it is in possession of any Required Mortgage Documents for an AP Mortgage, it will hold same in trust and as agent and bailee for the Collateral Agent, without authority to make any other disposition thereof, or of the proceeds thereof, except as may be otherwise permitted in writing by the Collateral Agent. The Borrowers assume the responsibility for loss or destruction of any such Required Mortgage Documents until the same are delivered to the Collateral Agent.
8.3 Release of Collateral. Upon the request of a Borrower delivered from time to time to the Agent and the Collateral Agent in connection with the proposed sale of any Collateral, the Agent shall authorize the Collateral Agent to release Collateral specified in such notice from the lien of this Agreement, if, but only if, (i) at the time of such release no Default shall have occurred and then be continuing, (ii) the Borrowing Base, after giving effect to such release, is at least equal to the Coverage Requirement or any payment under Section
2.9 which may be required as a result of such release has been made and
(iii) the release of such Collateral will not create a violation of any Lending Sublimit or Borrowing Base Sublimit.
8.4 Settlement and Funding Accounts. There is hereby established with the Agent, for the benefit of the Lenders, a "cash collateral" account of Hovnanian Mortgage, Account #3801990619, and a "cash collateral"
account of Hovnanian American, Account #        (collectively,
"Settlement Accounts"), into which shall be deposited all cash proceeds from the sale of any Pledged Item and which account shall be pledged as Collateral. All such cash proceeds shall be deposited directly into the Settlement Accounts by the applicable investor or purchaser of each Pledged Item and the Borrowers agrees to give notice of such to each such investor or purchaser. Only the Agent shall have access to the Settlement Accounts. All amounts in the Settlement Accounts shall be applied as described in Section 2.9.3. There is also hereby established with the Agent, for the benefit of the Lenders, a second account with Hovnanian Mortgage, Account #3801990627, and a second account with
Hovnanian American, Account #        (collectively, "Funding
Accounts"), into which shall be deposited all Advances and from which all AP Mortgages shall be funded (by wire transfer from such Funding Accounts) and which account shall be pledged as Collateral.
8.5 Termination. If all Commitments under this Agreement shall have expired or been terminated pursuant to the express terms hereof and no Obligations shall be outstanding, the Agent shall promptly deliver or cause to be delivered all cash standing to the credit of the
Settlement Accounts and Pledged Items to the Borrowers. The receipt by the Borrowers of any cash in the Settlement Accounts and of all Pledged Items returned or delivered to the Bo rrowers pursuant to any provision of this Agreement, together with UCC-3 termination statements executed by the Agent, shall be a complete and full acquittance for the Pledged Items so delivered.
8.6 Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to a Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (i) terminate or suspend the obligations of the Lenders to make Loans hereunder and they shall, upon notice to the Borrowers, terminate or be suspended, and/or (ii) declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive.
8.7 Other Remedies.
(i) Unless a Default shall have occurred and then be continuing, the Borrowers shall be entitled to receive and collect directly all sums payable to the Borrowers in respect of the Collateral except proceeds from the sale thereof.
(ii) Upon the occurrence of a Default, the Agent and the Collateral Agent, on behalf of the Lenders, shall be entitled to all the rights and remedies hereunder and in the Security Agreement, subject to the limitations and requirements of Paragraph 16 thereof, and all other rights or remedies at law or in equity existing or conferred upon the Lenders by other jurisdictions or other applicable law.
(iii) Following the occurrence and during the continuance of a Default or an Unmatured Default, no Lender shall be obligated to fund any Loan hereunder.
(iv) Following the occurrence a Default, the Borrowers agree that the Borrowers and the Agent shall, if the Agent shall request implement certain procedures with respect to the Borrowers' funding of AP Mortgages, all at the Borrowers' sole expense. Such procedures may include, but are not limited to: (i) reducing the advance rate against any Eligible Collateral for purposes of determining the Collateral Value component of the Borrowing Base, (ii) requiring that wire transfers from the Funding Account only be released upon the secondary authorization of the Agent, (iii) requiring the closing agents for such AP Mortgages to enter into escrow or other agreements regarding the monies used to fund such AP Mortgages, and (iv) requiring the Borrowers to provide the Agent and the Lenders with such information regarding the funding of such AP Mortgages as the Agent may reasonably request. The Borrowers, at their expense, shall from time to time execute and deliver to the Agent or the Collateral Agent all such assignments, certificates, supplemental documents, and financing statements, and shall do all other acts or things, as the Agent may reasonably request in order to more fully implement such procedures.
(v) Each Borrower waives, to the extent permitted by law, any right to require the Agent or any Lender to (i) proceed against any Person (including but not limited to either Borrower, (ii) proceed against or exhaust any of the Collateral or pur sue its rights and remedies as against the Collateral in any particular order or (iii) pursue any other remedy in its power.
(vi) The Agent on behalf of the Lenders may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the lien and priority of, or the security intended to be afforded by, any Pledged Item, including, without limitation, payment of delinquent taxes or assessments and insurance premiums.
The Borrowers shall provide any and all information required by the Agent to administer this Agreement or collect on the Collateral. All advances, charges, costs and expenses, including reasonable attorneys fees, incurred or paid by the Agent in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof (or by any Lender acting on instruction of the Required Lenders in the enforcement hereof), together with interest thereon at the rate per annum of 2% plus the Alternate Base Rate from the time of payment until repaid, shall become a part of the Obligations.
(vii) Following the occurrence of a Default and the acceleration of the Obligations the Agent shall be entitled to receive and collect all sums payable to the Borrowers in respect of the Collateral and (a) the Agent, at the request of the Required Lenders, may in its own name or in the name of a Borrower or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, (b) the Borrowers shall receive and hold in trust for the Lenders any amounts thereafter received by the Borrowers upon or in respect of any of the Collateral, advising the Agent as to the source of such funds and, if the Agent so requests at the direction of the Required Lenders, forthwith paying such amounts to the Agent, and (c) any and all amounts so received and collected by the Agent either directly or from the Borrowers shall be deposited in the Settlement Accounts.
8.8 Application of Proceeds. After a Default and acceleration of the Obligations, the proceeds of any sale or enforcement of all or any part of the Collateral pursuant to the Security Agreement and the balance of any moneys in the Settlement Accounts and the Funding Accounts shall be applied by the Agent: FIRST, to the payment of all costs and expenses of such sale or enforcement, including reasonable compensation to the Agent's agents and counsel, and all expenses, liabilities and advances made or incurred by the Agent or any Lender acting on instructions of the Required Lenders in connection therewith; SECOND, to the payment of all costs and expenses incurred by the Collateral Agent under the Security Agreement;
THIRD, to the payment of the outstanding principal balance of, and all accrued and unpaid interest on and Fees attributable to, all Loans under this Agreement, ratably according to the amount so due to each Lender;
FOURTH, to the extent proceeds remain after application under the preceding subparagraphs, to the payment of all remaining Obligations, until such amounts are paid in full; and
FIFTH, to the payment to the Borrowers, or to its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.
The Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. If the proceeds of any such sale are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of the Obligations, the Borrowers shall remain liable for any deficiency.
8.9 Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrowers to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 9.1, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.
ARTICLE IX
AMENDMENTS; WAIVERS; GENERAL PROVISIONS
9.1 Amendments and Waivers. Other than (a) Commitment increases pursuant to Section 12.4 (which may be accomplished solely by the Borrowers, the Agent and the subject Lender) and (b) temporary waivers of Collateral eligibility permitted pursuant to the definition of "Borrowing Base" (which may be accomplished solely by the Agent), the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender directly or indirectly affected thereby:
(i) Extend the final maturity of any Loan or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.
(ii) Reduce the percentage specified in the definition of Required
Lenders.
(iii) Extend the Termination Date, or reduce the amount of or extend the payment date for the mandatory payments required under Section 2.9, or increase the amount of the Aggregate Commitment or of the Commitment of any Lender hereunder (other than in accordance with Section 12.4).
(iv) Amend this Section 9.1.
(v) Release any guarantor of any Advance or, except as provided herein or in the Security Agreement, release any Collateral.
(vi) Amend the definition of "Borrowing Base" or "Collateral Value".
(vii) Permit the Borrowers to assign their rights under this Agreement or amend or waive any restriction on the Borrowers' ability to assign its rights or obligations under any of the Loan Documents.
(viii) Amend or waive any Lending Sublimits or Borrowing Base
Sublimits.
(ix) Amend or waive any provision herein regarding the indemnification of the Agent, the Collateral Agent or any Lender.
(x) Amend or waive any provision herein regarding the allocation among the Lenders of any payments or proceeds received by the Agent hereunder. No amendment of any provision of this Agreement relating to the Agent or the Collateral Agent shall be effective without the written consent of the Agent or the Collateral Agent, as the case may be. In addition, the consent of the Collateral Agent shall be required for the effectiveness of any amendment referred to in Section
9.1 (iv), (v), (vi), (viii) and/or (ix) above. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.
9.2 Survival of Representations. All representations and warranties of the Borrowers contained in this Agreement shall survive the making of the Loans herein contemplated.
9.3 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrowers in violation of any limitation or prohibition provided by any applicable statute or regulation.
9.4 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.
9.5 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrowers, the Agent, the Collateral Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Agent and the Lenders relating to the subject matter thereof, other than the fee letter described in Section 2.5.2 and any other agreement entered into in connection with the fees described in Section 2.5.3.
9.6 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly, agree that the Collateral Agent shall enjoy the benefits of the provisions of Sections 9.1, 9.7 and 9.8 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.
9.7 Expenses; Indemnification. (i) The Borrowers shall reimburse the Agent and the Collateral Agent for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent and the Collateral Agent, which attorneys may be employees of the Agent or the Collateral Agent) paid or incurred by the Age nt or the Collateral Agent in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrowers also agree to reimburse the Agent, the Collateral Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Collateral Agent and the Lenders, which attorneys may be employees of the Agent, the Collateral Agent or the Lenders) paid or incurred by the Agent, the Collateral Agent or any Lender in connection with the collection and enforcement of the Loan
Documents. Expenses being reimbursed by the Borrowers under this
Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrowers acknowledges that from time to time Guaranty Bank may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrowers' assets for internal use by Guaranty Bank from information furnished to it by or on behalf of the Borrowers, after Guaranty Bank has exercised its rights of inspection pursuant to this Agreement. (ii) Each Borrower hereby further agrees to indemnify the Agent, the Collateral Agent and each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Collateral Agent, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, including the foregoing to the extent that they result from the negligence of the party seeking indemnification but excluding the foregoing to the extent that they are determined in a final and non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrowers under this Section 9.7 shall survive the termination of this Agreement.
9.8 Nonliability of Lenders. The relationship between the Borrowers on the one hand and the Lenders, the Agent and the Collateral Agent on the other hand shall be solely that of borrowers and lender. Neither the Agent, the Collateral Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Agent, the Collateral Agent nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of the Borrowers' business or operations or to review or determine that payments by investors or purchasers of Pledged Items are deposited in the Settlement Account of the Borrower that owned such Pledged item immediately prior to the sale thereof to such investor or purchaser. The Borrowers agree that neither the Agent, the Collateral Agent nor any Lender shall have liability to the Borrowers (whether sounding in tort, contract or otherwise) for losses suffered by the Borrowers in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith (including but not limited to any of the foregoing resulting from the negligence of any of the Agent, the Collateral Agent or any Lender), unless it is determined in a final and non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Collateral Agent nor any Lender shall have any liability with respect to, and each Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by such Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.
9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jur isdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.
9.10 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.
9.11 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrowers and all their Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrowers' audited financial statements.
9.12 Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrowers pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel,accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties,
(vii) permitted by Section 12.5 and (viii) to rating agencies if requested or required by such agencies in connection with a rating of such lender or an Affiliate of such Lender.
9.13 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.
9.14 Disclosure. The Borrowers and each Lender hereby (i) acknowledge and agree that Guaranty Bank and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Parent, the Borrowers and their respective Affiliates, and (ii) waive any liability of Guaranty Bank or such Affiliate to the Parent, the Borrowers or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Guaranty Bank or its Affiliates.
9.15 Joint and Several Liability. All Obligations shall be joint and several obligations and liabilities of the Borrowers. Notwithstanding the foregoing or any other provision of this Agreement or any other Loan Document to the contrary, Hovnanian American does not assume or otherwise agree to be liable for, and shall have no liability under the Loan Documents for, loans made to Hovnanian Mortgage under the Original Credit Agreement or any refinancing of such loans.
9.16 No Release of Joint and Several Liability.
 (i) No action which the Agent, the Collateral Agent or any Lender may take or omit to take in connection with any Loan Document or any of the Obligations, and no course of dealing of the Agent, the Collateral Agent or any Lender with a Borrower (the "Affected Borrower") or any other Person, shall release or diminish the joint and several liability of the other Borrower hereunder for Advances made to the Affected Borrower. Without limiting the foregoing, each Borrower hereby expressly agrees that Agent, the Collateral Agent and Lenders may, from time to time, without notice to or the consent of the other Borrower, do any or all of the following:
(1) Give or refuse to give any waivers or other indulgences with respect to the Loan Documents.
(2) Neglect, delay, fail, or refuse to take or prosecute any action for the collection or enforcement of any of the Obligations, to foreclose or take or prosecute any action in connection with the Collateral, to bring suit against any Borrower or any other Person, or to take any other action concerning the Obligations or the Loan Documents.
(3) Compromise or settle any unpaid or unperformed Obligations.
(4) Take, exchange, amend, eliminate, surrender, release, or subordinate any Collateral, accept additional or substituted collateral therefor, and perfect or fail to perfect Lender's rights in any or all of such collateral.
(5) Except as otherwise provided in the Loan Documents, apply all monies received from any Borrower or others, or from any Collateral, as Agent and Collateral Agent may determine to be in the best interest of the Lenders, without in any way being required to marshal Collateral or assets or to apply all or any part of such monies upon any particular part of the Obligations.
(ii) No action or inaction of Hovnanian Mortgage or any other Person, and no change of law or circumstances, shall release or diminish the joint and several liability of Hovnanian American hereunder for Advances made to Hovnanian Mortgage. Without limiting the foregoing, the joint and several liability of Hovnanian American hereunder for Advances made to Hovnanian Mortgage shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of Hovnanian American:
(1) Any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of Hovnanian Mortgage or any other proceedings involving Hovnanian Mortgage or any of the assets of Hovnanian Mortgage under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, Hovnanian Mortgage, any properties of Hovnanian Mortgage, or the estate in bankruptcy of Hovnanian Mortgage in the course of or resulting from any such proceedings.
(2) The failure by Agent or any Lender to file or enforce a claim in any proceeding described in the immediately preceding subsection or to take any other action in any proceeding to which Hovnanian Mortgage is a party.
(3) The release by operation of law of Hovnanian Mortgage from any of the Obligations.
(4) The invalidity, deficiency, illegality, or unenforceability of any of the Obligations or the Loan Documents against Hovnanian Mortgage, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever.
(5) Without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a debtor or surety other than the actual performance by Hovnanian Mortgage under this Agreement.
(iii) No action or inaction of Hovnanian American or any other Person, and no change of law or circumstances, shall release or diminish the joint and several liability of Hovnanian Mortgage hereunder for Advances made to Hovnanian American. Without limiting the foregoing, the joint and several liability of Hovnanian Mortgage hereunder for Advances made to Hovnanian American shall not be released, diminished, impaired, reduced, or affected by the occurrence of any or all of the following from time to time, even if occurring without notice to or without the consent of Hovnanian Mortgage:
(1) Any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of Hovnanian American or any other proceedings involving Hovnanian American or any of the assets of Hovnanian American under laws for the protection of debtors, or any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceedings against, Hovnanian American, any properties of Hovnanian American, or the estate in bankruptcy of Hovnanian American in the course of or resulting from any such proceedings.
(2) The failure by Agent or any Lender to file or enforce a claim in any proceeding described in the immediately preceding subsection or to take any other action in any proceeding to which Hovnanian American is a party.
 (3) The release by operation of law of Hovnanian American from any of the Obligations.
(4) The invalidity, deficiency, illegality, or unenforceability of any of the Obligations or the Loan Documents against Hovnanian American, in whole or in part, any bar by any statute of limitations or other law of recovery on any of the Obligations, or any defense or excuse for failure to perform on account of force majeure, act of God, casualty, impossibility, impracticability, or other defense or excuse whatsoever.
(5) Without limiting any of the foregoing, any fact or event (whether or not similar to any of the foregoing) which in the absence of this provision would or might constitute or afford a legal or equitable discharge or release of or defense to a debtor or surety other than the actual performance by Hovnanian American under this Agreement.
ARTICLE X
THE AGENT AND THE COLLATERAL AGENT
10.1 Appointment; Nature of Relationship. Guaranty Bank is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent is hereby authorized to enter into the Security Agreement thereby appointing the Collateral Agent to act on behalf of the Lenders and all obligations of the Lenders under the Security Agreement shall be binding upon each Lender as if such Lender had executed the Security Agreement. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Agent" throughout the Agreement, it is expressly understood and agreed that the Agent shall have not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent
(i) does not hereby assume any fiduciary duties to any of the Lenders,
(ii) is a "representative " of the Lenders within the meaning of the term "secured party" as defined in the Texas Uniform Commercial Code as in effect from time to time and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.
10.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.
10.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrowers, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, whether sounding in tort, contract or otherwise except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.
10.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify
(i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (iv) the existence or possible existence of any Default or Unmatured Default;
(v) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (vi) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (vii) the financial condition of the Borrowers or any guarantor of any of the Obligations or of any of the Borrowers' or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrowers to the Agent at such time, but is voluntarily furnished by the Borrowers to the Agent (either in its capacity as Agent or in its individual capacity).
10.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.
10.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in- fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in- fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.
10.7 Reliance on Documents; Counsel. The Agent sha ll be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.
10.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination)
(i) for any amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by the Borrowers under the Loan Documents,
(ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in, a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.
10.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrowers referring to this Agreement describing such
Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.
10.10 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrowers or any of their Subsidiaries in which the Borrowers or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to be or remain a Lender.
10.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrowers and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.
10.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrowers and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent 's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrowers or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the
Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "`Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.
10.13 Delegation to Affiliates. The Borrowers and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.
10.14 Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrowers on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 9.1, all of the Lenders) in writing.
ARTICLE XI
SETOFF; RATABLE PAYM ENTS
11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law,
11.2 If a Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of such Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.
11.3 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Le nder, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.
11.4 Custodial Accounts. The Borrowers agree that funds received and held by the Borrowers as custodian for FNMA, GNMA or other mortgage pools which are deposited into accounts with any Lender shall be clearly identified as custodial accounts, and each Lender agrees that each provis ion of the foregoing subsections of this
Article XI shall not apply to such custodial accounts. The Borrowers shall not deposit any of its general funds in any custodial accounts or otherwise commingle funds in any custodial accounts.
ARTICLE XII
ASSIGNMENTS; PARTICIPATIONS; COMMITMENT INCREASES
12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (i) the Borrowers shall not have the right to assign its rights or obligations under the Loan Documents and (ii) and assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties hereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any
Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3, provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loans or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the Rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, or assignee of the rights to such Loan.
12.2 Participations.
12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such
Lender in connection with such Lender's rights and obligations under the Loan Documents.
12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases all or substantially all of the Collateral (other than as expressly permitted pursuant to the Loan Documents).
12.2.3 Benefit of Setoff. The Borrowers agree that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.
12.3 Assignments.
12.3.1 Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit "J' hereto or in such other form as may be agreed to by the parties thereto. The consent of the Borrowers and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof, provided, however, that if a Default has occurred and is continuing, the consent of the Borrowers shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment shall (unless it is to a Lender or an Affiliate thereof or each of the Borrowers and the Agent otherwise consents) be in an amount not less than the lesser of (i) $10,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment).
12.3.2 Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Annex "I" to Exhibit "J' hereto (a "Notice of Assignment "), together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrowers shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment. In addition, within a reasonable time after the effective date of any assignment, the Agent shall, and is hereby authorized and directed to, revise Schedule "2' reflecting the revised commitments and percentages of each of the Lenders and shall distribute such revised Schedule "2' to each of the Lenders and the
Borrowers, whereupon such revised Schedule shall replace the old Schedule and become part of this Agreement.
12.4 Commitment Increases.
12.4.1 Increases to Aggregate Commitment. The Borrowers shall have the right to increase the Aggregate Commitment by obtaining additional Commitments, either from one or more of the Lenders or another lending institution provided that (A) the Agent has approved the identity of any such new Lender, such approval not to be unreasonably withheld, (B) any such new Lender assumes all of the rights and obligations of a "Lender" hereunder, and (C) the procedure described in Section
12.4.2 has been complied with, provided further that the Aggregate Commitment shall not at any time exceed $142,000,000 without the approval of the Agent and all of the Lenders.
12.4.2 Procedure for Increases and Addition of New Lenders. This Agreement permits certain increases in a Lender's Commitment and the admission of new Lenders providing new Commitments, none of which require any consents or approvals from the other Lenders. Any amendment hereto for such an increase or addition shall be in the form attached hereto as Exhibit "K" and shall only require the written signatures of the Agent, the Borrowers and the Lender(s) being added or increasing their Commitment, subject only to the approval of all Lenders if any such increase would cause the Aggregate Commitment to exceed $142,000,000. In addition, within a reasonable time after the effective date of any increase, the Agent shall, and is hereby authorized and directed to, revise Schedule "2" reflecting such increase and shall distribute such revised Schedule to each of the Lenders and the Borrowers, whereupon such revised Schedule shall replace the old Schedule and become part of this Agreement. On the Business Day following any such increase, all outstanding Fed Funds Advances and Alternate Base Rate Advances shall be reallocated among the Lenders (including any newly added Lenders) in accordance with the Lenders' respective revised Primary Commitment Percentages. Eurodollar Advances shall not be reallocated among the Lenders prior to the expiration of the applicable Interest Period in effect at the time of any such increase.
12.5 Dissemination of Information. The Borrowers authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrowers and their Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.12 of this Agreement.
12.6 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of
Section 3.5(iv).
ARTICLE XIII
NOTICES
13.1 Notices. Except as otherwise permitted by Section 2.6 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party:
(x) in the case of the Borrowers, the Agent or any Lender, at its address or facsimile number set forth on the signature pages hereof,
(y) in the case of the Collateral Agent, at its address or
facsimile number set forth on the signature pages of the Security Agreement or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrowers in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article 11 shall not be effective until received.
13.2 Change of Address. The Borrowers, the Agent, the Collateral Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.
ARTICLE XIV
COUNTERPARTS
This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone, that it has taken such action. This Agreement may be duly executed by facsimile or other electronic transmission.
ARTICLE XV
CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL
15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE
CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW
OF CONFLICTS) OF THE STATE OF TEXAS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.
15.2 CONSENT TO JURISDICTION. EACH BORROWER HEREBY
IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR TEXAS STATE COURT SITTING IN DALLAS IN ANY ACTION
OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND
THE BORROWERS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT 033544 000195 DALLAS 1532102 4.DOC 75 FIRST RESTATED REVOLVING CREDIT AGREEMENT
OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY
SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR
HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR
PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE
AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWERS IN
THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWERS AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE
AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER
IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN DALLAS, TEXAS.
15.3 WAIVER OF JURY TRIAL. EACH BORROWER, THE AGENT AND EACH
LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING
INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO,
OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP
ESTABLISHED THEREUNDER.
15.4 No Tri-Party Accounts. Section 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving triparty accounts) shall not apply to this Agreement or the other loan documents.
15.5 Limitation on Interest. The Agent, the Lenders, and the Borrowers, and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipula te and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither the Borrowers nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. The Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) the Lenders or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at the Lenders' or such holder's option, promptly returned to each Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, the Lenders and the Borrowers (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Section 303 of the Texas Finance Code, that ceiling shall be the weekly ceiling.
15.6 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE
OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE
PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
15.7 Original Credit Agreement. This Agreement amends and restates in its entirety the Original Credit Agreement.]
(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.)
FIRST RESTATED REVOLVING CREDIT AGREEMENT
IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have executed this
Agreement as of the date first above written.
K. HOVNANIAN MORTGAGE, INC.
By:
Name:
Title:
Address for Notices:
1800 S. Australian Avenue
Suite 400
West Palm Beach, Florida 33409
Telephone: (561) 478-4900
Telecopier:
K. HOVNANIAN AMERICAN MORTGAGE,
L.L.C.
By:
Name:
Title:
Address for Notices:
1800 S. Australian Avenue
Suite 400
West Palm Beach, Florida 33409
Telephone: (561) 478-4900
Telecopier:
FIRST RESTATED REVOLVING CREDIT AGREEMENT
GUARANTY BANK, Agent and Lender
By:
Name: Randall S. Reid
Title: Vice President
Address for Notices Regarding Fundings:
3333 Douglas Avenue
Dallas, Texas 75225
Attn: Ronny O'Neal
Telephone No.: (214) 360-4802
Telephone No.: (214) 360-1659
Address for Other Notices:
3333 Douglas Avenue
Dallas, Texas 75225
Attn: Randall S. Reid
Telephone No.: (214) 360-2735
Telephone No.: (214) 360-1661
FIRST RESTATED REVOLVING CREDIT AGREEMENT
BANK ONE, NA
By:
Name: Rodney S. Davis
Title: Associate Director
Address for Notices Regarding Fundings:
1 Bank One Plaza
Chicago, Illinois 60670-0098
Attn: Ky Yoo
Telephone No.: (312) 732-1068
Telecopier No.: (312) 732-3852 or 732-6774
Address for Other Notices:
1 Bank One Plaza
Mail Suite IL1-0098
Chicago, Illinois 60670
Attn: Todd Ritz, Director
Telephone No.: (312) 732-3953
Telecopier No.: (312) 732-6222
FIRST RESTATED REVOLVING CREDIT AGREEMENT
BANK OF AMERICA, N.A.
By:
Name: Agnes McAlpine
Title: Principal
Address for Notices Regarding Fundings:
901 Main Street
66th Floor
Dallas, Texas 75202-3714
Mail Code TX1-492-66-02
Attn: Barbara Allen
Telephone No.: (214) 209-1551
Telecopier No.: (214) 209-2710
Address for Other Notices:
901 Main Street
66th Floor
Dallas, Texas 75202-3714
Mail Code TX1-492-66-02
Attn: Mark Short
Telephone No.: (214) 209-0670
Telecopier No.: (214) 209-0338
FIRST RESTATED REVOLVING CREDIT AGREEMENT
COMERICA BANK
By:
Name: Robert W. Marr
Title: Assistant Vice President
Address for Notices Regarding Fundings:
500 Woodward Avenue
7th Floor, MC 3256
Detroit, MI 48226
Attn: Janet Nowicki
Telephone No.: (313) 222-9294
Telecopier No.: (313) 222-3697
Address for Other Notices:
500 Woodward Avenue
7th Floor, MC 3256
Detroit, MI 48226
Attn: Rob Marr
Telephone No.: (313) 222-4119
Telecopier No.: (313) 222-9295
FIRST RESTATED REVOLVING CREDIT AGREEMENT
NATIONAL CITY BANK OF KENTUCKY
By:
Name:
Title:
Address for Notices Regarding Fundings:
421 West Market St.
Louisville, KY 40202
Attn: Janie Denton
Telephone No.: (502) 581-5450
Telecopier No.: (502) 581-7874
Address for Other Notices:
421 West Market St.
Louisville, KY 40202
Attn: Paul Best
Telephone No.: (502) 581-4148
Telecopier No.: (502) 581-4154
FIRST RESTATED REVOLVING CREDIT AGREEMENT
U.S. BANK NATIONAL ASSOCIATION
By:
Name: Edwin D. Jenkins
Title: Senior Vice President
Address for Notices Regarding Fundings:
225 South Sixth Street
Minneapolis, MN 55402
Attn:
Telephone No.:
Telecopier No.:
Address for Other Notices:
225 South Sixth Street
Minneapolis, MN 55402
Attn: Edwin D. Jenkins
Telephone No.: (612) 973-0588
Telecopier No.: (612) 973-0826
SCHEDULE "1"
PRICING SCHEDULE*
APPLICABLE MARGIN &
APPLICABLE FEE RATE
Eurodollar Advance 1.25%
Fed Funds Advance 1.375%
Swingline Loan 1.625%
Facility Fee .25%
* There shall be no Applicable Margin for Alternate Base Rate Advances. SCHEDULE "2"
COMMITMENTS AND COMMITMENT PERCENTAGES
LENDER
(A)
COMMITMENT
(B)
COMMITMENT
PERCENTAGE
(A,Aggregate
Commitment)
(C)
SWINGLINE
AMOUNT
Guaranty Bank
$ 35,000,000
24.6479%
$3,000,000
Bank of America
$ 30,000,000 21.1268%
Bank One
$ 25,000,000 17.6056%
Comerica
$ 17,000,000 11.9718%
U.S. Bank
$ 25,000,000 17.6056%
National City Bank of
Kentucky
$ 10,000,000 7.0423%
SCHEDULE "3"
LIST OF APPROVED INVESTORS
CHASE MANHATTAN MORTGAGE CORPORATION
COUNTRYWIDE HOME LOAN, INC.
FLAGSTAR BANCORP
FEDERAL HOME LOAN MORTGAGE CORPORATION
FEDERAL NATIONAL MORTGAGE ASSOCIATION
FIRST HORIZON BANCORP
FIRST NATIONWIDE MORTGAGE
GREENPOINT MORTGAGE CORPORATION
GUARANTY RESIDENTIAL LENDING
IMPAC FUNDING CORPORATION
NATIONAL CITY BANK
OHIO SAVINGS BANK
RESIDENTIAL FUNDING CORPORATION
VALLEY NATIONAL BANK
WASHINGTON MUTUAL
WELLS FARGO
CHASE MANHATTAN FUNDING1
COUNTRYWIDE HOME LOAN, INC.1
IMPAC FUNDING CORPORATION1
RBNG, INC.
RESIDENTIAL FUNDING CORPORATION1
US BANK CORPORATE TRUST SERVICES
1 Approved for the purchase of Non-Conforming Mortgage Loans.
SCHEDULE "4"
SUBSIDIARIES AND OTHER INVESTMENTS
(See Sections 5.8 and 6.14)
Investment
In____
Owned
By
Amount of
Investment
Percent
Ownership
Jurisdiction of
Organization
None
SCHEDULE "5"
LIENS
(See Sections 5.14 and 6.15)
Indebtedness
Incurred By
Indebtedness
Owed To
Property
Encumbered (If Any)
Maturity and
Amount of
Indebtedness
None
EXHIBIT "A"
NOTE
March 7, 2003
K. Hovnanian Mortgage, Inc. a New Jersey corporation, and K. Hovnanian American Mortgage, L.L.C., a New Jersey limited liability company (collectively, the "Borrowers"), jointly and severally promise to pay
to the order of                   (the "Lender") the lesser of the
Lender's Commitment under the Agreement (as hereinafter defined)
or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrowers pursuant to Article II of the Agreement in immediately available funds at the main office of Guaranty Bank, in Dallas, Texas, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrowers shall pay the principal of and accrued and unpaid interest on the Loans in full on the Termination Date.
The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.
This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the First Restated Revolving Credit Agreement dated as of March 7, 2003 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrowers, the lenders party thereto, including the Lender, and Guaranty Bank, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Security Agreement, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.
This Note is to be governed by and construed and enforced in accordance with the laws of the State of Texas.
K. HOVNANIAN MORTGAGE, INC.
By:
Name:
Title:
K. HOVNANIAN AMERICAN MORTGAGE,
L.L.C.
By:
Name:
Title:
SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF
DATED MARCH 7, 2003
Date
Principal
Amount of Loan
Maturity of Interest Period
Principal
Amount Paid
Unpaid Balance
EXHIBIT "B"
FORM OF OPINION
March 7, 2003
The Agent and the Lenders who are parties to the
First Restated Revolving Credit Agreement described below.
Gentlemen/Ladies:
We are counsel for K. Hovnanian Mortgage, Inc., a New Jersey corporation, and K. Hovnanian American Mortgage, L.L.C., a New Jersey limited liability company (collective, the "Borrowers"), and Hovnanian Enterprises, Inc., a Delaware corporation (the "Parent "), and have represented the Borrowers in connection with its execution and delivery of a First Restated Revolving Credit Agreement dated as of March 7, 2003 (the "Agreement") among the Borrowers, the Lenders named therein, and Guaranty Bank, as Agent, and providing for
Advances in an aggregate principal amount not exceeding $142,000,000 at any one time outstanding and the Parent in connection with its execution and delivery of the First Restated Keep-Well Agreement dated as of March 7, 2003 and the First Restated Subordination
Agreement dated as of March 7, 2003 related to the Agreement. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.
We have examined the Borrowers' "(describe constitutive documents of Borrowers and appropriate evidence of authority to enter into the transaction) ", the Parent's "(describe constitutive documents of Borrowers and appropriate evidence of authority to enter into the Transaction)", the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:
1. Each of the Parent, the Borrowers and their Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is cond ucted.
2. A. The execution and delivery by each Borrower of the Loan Documents to which it is a party and the performance by such Borrower of its obligations thereunder have been duly authorized by proper corporate proceedings on the part of such Borrower and will not:
(a) require any consent of such Borrower's shareholders or members (other than any such consent as has already been given and remains in full force and effect);
(b) violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Borrower or any of its Subsidiaries or (ii) such Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by- laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which such Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or
(c) result in, or require, the creation or imposition of any Lien in, of or on the Property of such Borrower or a Subsidiary pursuant to the terms of any indenture, instrument or agreement binding upon such Borrower or any of its Subsidiaries.
B. The execution and delivery by the Parent of the Loan Documents to which it is a party and the performance by the Parent of its obligations thereunder have been duly authorized by proper corporate proceedings on the part of the Parent and will not:
(a) require any consent of the Parent's shareholders or members (other than any such consent as has already been given and remains in full force and effect);
(b) violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Parent or any of its Subsidiaries or (ii) the Parent's or any of its Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Parent or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or
(c) result in, or require, the creation or imposition of any Lien in, of or on the Property of the Parent or any of its Subsidiaries pursuant to the terms of any indenture, instrument or agreement binding upon the Parent or any of its Subsidiaries.
3. A. The Loan Documents to which each Borrower is a party have been duly executed and delivered by such Borrower and constitute legal, valid and binding obligations of such Borrower enforceable against suc h Borrower in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.
B. The Loan Documents to which the Parent is a party have been duly executed and delivered by the Parent and constitute legal, valid and binding obligations of the Parent enforceable against the Parent in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.
4. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against the Parent, the Borrowers or any of their Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.
5. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Parent, the Borrowers or any of their Subsidiaries, is required to be obtained by the Parent, the Borrowers or any of their Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement, the payment and performance by the Borrowers of the Secured Obligations, or the legality, validity, binding effect or enforceability of any of the Loan Documents.
6. The Secured Obligations constitute senior indebtedness which is entitled to the benefits of the subordination provisions contained in the Subordination Agreement.
7. The provisions of the Collateral Documents are sufficient to create in favor of the Lenders a security interest in all right, title and interest of the Borrowers in those items and types of collateral described in the Collateral Documents in which a security interest may be created under Article 9 of the Uniform Commercial Code as in effect from time to time in New Jersey and Delaware, as applicable. Financing statements on Form UCC-l's have been duly executed by the Borrowers and have been duly filed in each filing office indicated in Exhibit A hereto under the Uniform Commercial Code in effect in each state in which said filing offices are located. The description of the collateral set forth in said financing statements is sufficient to perfect a security interest in the items and types of collateral described therein in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect from time to time in such states. Such filings are sufficient to perfect the security interest created by the Collateral Documents in all right, title and interest of the Borrowers in those items and types of collateral described in the Collateral Documents in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code from time to time in effect in such states, except that we express no opinion as to personal property affixed to real property in such manner as to become a fixture under the laws of any state in which the collateral may be located and we call your attention tothe fact that the Lenders' security interest in certain of such collateral may not be perfected by filing financing statements under the Uniform Commercial Code.
This opinion may be relied upon by the Agent, the Lenders and their participants, assignees and other transferees.
Very truly yours,
EXHIBIT "C"
EXHIBIT "D"
COLLATERAL TRANSMITTAL
1. CUSTOMER NAME
2. LOAN NUMBER
AND "MIN" (IF APPLICABLE)
3. MORTGAGOR SURNAME ONLY
4. AP STATUS CODE
5. PLEDGE DATE
6. ORIGINAL NOTE AMOUNT $
7. OUTSTANDING PRINCIPAL BALANCE $
8. ACQUISITION COST $
9. TAKE-OUT VALUE $
10. NOTE DATE OR CONVERSION DATE
11. NOTE RATE
12. LOAN TYPE
EXHIBIT "E"
AGREEMENT TO PLEDGE
SECURITY AGREEMENT AS PROVIDED FOR BY
THE UNIFORM COMMERCIAL CODE OF TEXAS
Each of K. Hovnanian Mortgage, Inc. and K. Hovnanian American Mortgage, L.L.C. (the "Borrowers") pursuant to that certain First Restated Revolving Credit Agreement dated as of March 7, 2003 (as amended, extended and replaced from time to time, the "Credit Agreement")
among the Borrowers, Guaranty Bank, as Agent, and certain other Lenders, and pursuant to that certain Security and Collateral Agency Agreement among the Borrowers, the Agent, the Lenders and Guaranty Bank (the "Collateral Agent ") for new value this day received, and as security for the payment of any and all indebtedness and obligations of the Borrowers under the Credit Agreement, hereby creates and grants to the Collateral Agent for the bene fit of the lenders under the Credit Agreement a security interest in and to the mortgage loans identified as AP Mortgages by the inclusion of an "AP Status Code" on the Borrowers' Collateral Transmittals on the date indicated below which provide the information concerning the AP Mortgages required by the Credit Agreement. All capitalized terms used herein shall have the meanings given to them in the Credit Agreement.
K. HOVNANIAN MORTGAGE, INC.
By:
Name:
Title:
K. HOVNANIAN AMERICAN MORTGAGE,
L.L.C.
By:
Name:
Title:
Dated:        , 200  .
EXHIBIT "F"
COMPLIANCE CERTIFICATE
To: The Lenders parties to the First Restated Revolving Credit Agreement Described Below This Compliance Certificate is furnished pursuant to that certain First Restated Revolving Credit Agreement dated as of March 7, 2003 (as amended, modified, renewed or extended from time to time, the "Agreement") among the K. Hovnanian Mortgage, Inc. and K. Hovnanian American Mortgage, L.L.C. (collectively, the "Borrowers"), the lenders party thereto and Guaranty Bank, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.
THE UNDERSIGNED HEREBY CERTIFIES THAT:
1. 1 am the duly elected          of the each Borrower;
2. 1 have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrowers and their Subsidiaries during the accounting period covered by the attached financial statements;
3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and
4. Schedule I attached hereto sets forth Combined financial data and computations evidencing the Borrowers' compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.
Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrowers have taken, is taking, or proposes to take with respect to each such condition or event:
The foregoing certifications, together with the computations set forth in Schedule I hereto and the financial statements delivered with this
Certificate in support hereof, are made and delivered this      day
of         , 20  .
SCHEDULE I TO COMPLIANCE CERTIFICATE
Compliance as of        with
Provisions of     and      of the Agreement
EXHIBIT "G"
BORROWING BASE CERTIFICATE
EXHIBIT "H"
NON-CONFORMING UNDERWRITING GUIDELINES
SEE ATTACHED
EXHIBIT "I"
SECURITY AGREEMENT
EXHIBIT "J'
ASSIGNMENT AGREEMENT
This Assignment Agreement (this "Assignment Agreement") between
(the "Assignor") and            (the "Assignee") is dated as of
         , 200 . The parties hereto agree as follows:
1. PRELIMINARY STATEMENT. The Assignor is a party to the First Restated Revolving Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.
2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of
Schedule 1 of all outstanding rights and
obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.
3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of
Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Annex "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the
Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.
4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. **[In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Alternate Base Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Eurodollar Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Eurodollar Loan becomes due (by acceleration or otherwise)
(the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Eurodollar Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurodollar Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurodollar Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the
Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrowers with respect to any Eurodollar Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurodollar Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurodollar Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurodollar Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurodollar Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Eurodollar Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Alternate Base Rate Loans or fees, or the Payment Date, in the case of Eurodollar Loans, and not previously paid by the Assignee to the Assignor.]** In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.
**Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.
5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the case of Eurodollar Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned
to the Assignee hereunder if each interest rate was      of 1% less
than the interest rate paid by the Borrowers or if the commitment fee
was       of 1% less than the commitment fee paid by the
Borrowers, as applicable. In addition, the Assignee agrees to pay    %
of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.
6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for
(i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrowers or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents,
(iii) the financial condition or creditworthiness of the Borrowers or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrowers, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan
Documents.
7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment
Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto,
(iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1,
(vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, **[(vii) confirms that it is an Eligible Assignee,]** **[and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].**
*(vii) to be inserted if required by the Credit Agreement.
**(viii) to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.
8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.
9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.
10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in
Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.
11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.
12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.
13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to
Schedule 1.
IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

By:
Title:


By:
Title:
SCHEDULE 1 to Assignment Agreement
1. Description and Date of Credit Agreement:
2. Date of Assignment Agreement:        , 200
3. Amounts (As of Date of Item 2 above):
Primary
Commitment
Swingline
Commitment
a.
Total of Commitments
(Loans)* under
Credit Agreement $       $
b. Assignee's Percentage
of each Facility purchased
under the Assignment
Agreement**     %     %
c.
Amount of Assigned Share in
each Facility purchased under
the Assignment
Agreement $       $
4. Assignee's Aggregate (Loan
Amount)* Commitment Amount
Purchased Hereunder:
$      $
5. Proposed Effective Date:
Accepted and Agreed:
By: By:
Title: Title:
* If a Commitment has been terminated, insert outstanding Loans in place of Commitment
** Percentage taken to 10 decimal places
Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT
ADMINISTRATIVE INFORMATION SHEET
Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee
(Sample form shown below)
ASSIGNOR INFORMATION
Contact:
Name: Telephone No.:
Fax No.: Telex No.:
Answerback:
Payment Information:
Name & ABA # of Destination Bank:
Account Name & Number for Wire Transfer:
Other Instructions:
Address for Notices for Assignor:
ASSIGNEE INFORMATION
Credit Contact:
Name: Telephone No.:
Fax No.: Telex No.:
Answerback:
Key Operations Contacts:
Booking Installation: Booking Installation:
Name: Name:
Telephone No.: Telephone No.:
Fax No.: Fax No.:
Telex No.: Telex No.:
Answerback: Answerback:
Payment Information:
Name & ABA # of Destination Bank:
Account Name & Number for Wire Transfer:
Other Instructions:
Address for Notices for Assignee:
GUARANTY BANK INFORMATION
Assignee will be called promptly upon receipt of the signed agreement. Initial Funding Contact: Subsequent Operations Contact:
Name:  Name:
Telephone No.: (214)  Telephone No.: (214)
Fax No.: (214)  Fax No.: (214)
Initial Funding Standards :
Libor - Fund 2 days after rates are set.
GUARANTY BANK Wire Instructions : Guaranty Bank ABA #
Account No.:
Account Name:
Ref: K. Hovnanian
Address for Notices for GUARANTY BANK:
ANNEX "I"
to Assignment Agreement
NOTICE
OF ASSIGNMENT
, 200
To: K. HOVNANIAN MORTGAGE, INC.
K. HOVNANIAN AMERICAN MORTGAGE, L.L.C.
(NAME OF AGENT)
From: (NAME OF ASSIGNOR) (the "Assignor")
(NAME OF ASSIGNEE) (the "Assignee")
1. We refer to that First Restated Revolving Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.
2. This Notice of Assignment (this "Notice") is given and delivered to **(the Borrowers and)** the Agent pursuant to Section 12.3.2 of the Credit Agreement.
3. The Assignor and the Assignee have entered into an Assignment
Agreement, dated as of        , 200  (the "Assignment"), pursuant to
which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the
Assignment shall be the later of the date specified in Item 5 of
Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections **(12.3.1 and 12.3.2)** of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.
*To be included only if consent must be obtained from the Borrowers pursuant to Section 12.3.1 of the Credit Agreement.
4. The Assignor and the Assignee hereby give to the Borrowers and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.
5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,500 required by Section 12.3.2 of the Credit Agreement.
6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrowers to execute and deliver new Notes or, as appropriate, replacement notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrowers upon their receipt of a new Note in the appropriate amount.
7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.
8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.
9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrowers or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*
*May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.
NAME OF ASSIGNOR
By:
NAME OF ASSIGNEE
By:
Title:
Title:
ACKNOWLEDGED [AND CONSENTED TO] ACKNOWLEDGED [AND CONSENTED TO]
BY  BY:
By:
Title:
K. HOVNANIAN MORTGAGE, INC.
By:
Name:
Title:
K. HOVNANIAN AMERICAN MORTGAGE,
L.L.C.
By:
Name:
Title:
(Attach photocopy of Schedule 1 to Assignment
EXHIBIT "K"
FORM OF AMENDMENT FOR AN INCREASED OR NEW COMMITMENT
This AMENDMENT is made as of the day of , 200  by and
among K. Hovnanian Mortgage, Inc. and K. Hovnanian American Mortgage, L.L.C. (collectively, the "Borrowers"), Guaranty Bank, as Agent under the "Credit Agreement " (as defined below) (the "Agent") and
(the "Supplemental Lender").
The Borrowers, the Agent and certain other Lenders, as described therein, are parties to the First Restated Revolving Credit Agreement dated as of March 7, 2003 (as amended to the date hereof, the "Credit Agreement"). All terms used herein and not otherwise defined shall have the same meaning given to them in the Credit Agreement.
Pursuant to Section 12.4.1 of the Credit Agreement, the Borrowers have the right to increase the Aggregate Commitment by obtaining additional Commitments upon satisfaction of certain conditions. This Amendment requires only the signature of the Borrowers, the Agent and the Supplemental Lender so long as the Aggregate Commitment is not increased above $142,000,000.
The Supplemental Lender is either (a) an existing Lender which is increasing its Commitment or (b) a new Lender which is a lending institution whose identity the Agent will approve by its signature below.
In consideration of the foregoing, such Supplemental Lender, from and
after the date hereof shall have a Commitment of $     , resulting in a
new Aggregate Commitment of $      as of the date hereof, and if it is
a new Lender, the Supplemental Lender hereby assumes all of the rights and obligations of a Lender under the Credit Agreement.
The Borrowers have executed and delivered to the Supplemental Lender as of the date hereof, if requested by the Supplemental Lender, a new or amended and restated Note in the form attached to the Credit Agreement as Exhibit A to evidence the new or increased Commitment of the Supplemental Lender.
IN WITNESS WHEREOF, the Agent, the Borrowers and the Supplemental
Lender have
executed this Amendment as of the date shown above.
K. HOVNANIAN MORTGAGE, INC.
By:
Name:
Title:
K. HOVNANIAN AMERICAN MORTGAGE,
L.L.C.
By:
Name:
Title:
By:
Its:
Guaranty Bank, as Agent
By:
Its: